                                                                     Exhibit 4.4
                                                                     -----------

                                    FORM OF

________________________________________________________________________________

                    TRUST INDENTURE AND SECURITY AGREEMENT

                                   (1998-1)

                          Dated as of August 1, 1998

                                    between

                               [OWNER TRUSTEE],
                               as Owner Trustee

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                             as Indenture Trustee

                       Tank Cars and Covered Hopper Cars

________________________________________________________________________________

                       Vedder, Price, Kaufman & Kammholz
                               Chicago, Illinois

                               TABLE OF CONTENTS

ARTICLE I.     DEFINITIONS
     Section 1.1.   Certain Definitions.........................................................     4

ARTICLE II.    THE EQUIPMENT NOTES
     Section 2.1.   Form of Equipment Notes.....................................................     4
     Section 2.2.   Terms of Equipment Notes....................................................     9
     Section 2.3.   Payment from Indenture Estate Only..........................................    10
     Section 2.4.   Method of Payment...........................................................    10
     Section 2.5.   Application of Payments to Principal Amount, Premium and Interest...........    11
     Section 2.6.   Termination of Interest in Indenture Estate.................................    11
     Section 2.7.   Transfer of Equipment Notes.................................................    11
     Section 2.8.   Mutilated, Destroyed, Lost or Stolen Equipment Notes........................    12
     Section 2.9.   Payment of Transfer Taxes...................................................    13
     Section 2.10.  Prepayments.................................................................    13
     Section 2.11.  Equally and Ratably Secured.................................................    15

ARTICLE III.   RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM THE INDENTURE ESTATE;
               ASSUMPTION OF OBLIGATIONS OF THE OWNER TRUSTEE BY THE LESSEE
     Section 3.1.   Basic Rent Distribution.....................................................    15
     Section 3.2.   Payments in the Event of Prepayment.........................................    16
     Section 3.3.   Payments after Indenture Default or Indenture Event of Default..............    17
     Section 3.4.   Other Payments..............................................................    19
     Section 3.5.   Distribution of Excepted Property...........................................    19
     Section 3.6.   Assumption of Obligations of Owner Trustee by the Lessee....................    19

ARTICLE IV.    REMEDIES OF THE INDENTURE TRUSTEE UPON AN INDENTURE EVENT OF DEFAULT
     Section 4.1.   Indenture Events of Default.................................................    21
     Section 4.2.   Acceleration; Rescission and Annulment......................................    23
     Section 4.3.   Remedies with Respect to Indenture Estate...................................    23
     Section 4.4.   Right to Cure; Option to Purchase; Etc......................................    26
     Section 4.5.   Rights of Lessee............................................................    29
     Section 4.6.   Waiver of Existing Defaults.................................................    29

ARTICLE V.     DUTIES OF THE INDENTURE TRUSTEE
     Section 5.1.   Action upon Indenture Event of Default......................................    29
     Section 5.2.   Action upon Instructions....................................................    30
     Section 5.3.   Indemnification.............................................................    31
     Section 5.4.   No Duties Except as Specified in Indenture or Instructions..................    31

     Section 5.5.   No Action Except under Lease, Indenture or Instructions.....................    31
     Section 5.6.   Disposition of Units........................................................    32
     Section 5.7.   Indenture Supplements for Replacements......................................    32
     Section 5.8.   Effect of Replacements......................................................    32
     Section 5.9.   Withholding Taxes...........................................................    32
     Section 5.10.  Lessee's Right of Quiet Enjoyment...........................................    33
     Section 5.11.  Certain Rights of Owner Trustee and Owner Participant.......................    33

ARTICLE VI.    THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE
     Section 6.1.   Acceptance of Trusts and Duties.............................................    35
     Section 6.2.   Absence of Duties...........................................................    35
     Section 6.3.   No Representations or Warranties as to the Equipment or Documents...........    36
     Section 6.4.   Segregation of Moneys; No Interest; Investments.............................    36
     Section 6.5.   Reliance; Agents; Advice of Counsel.........................................    37
     Section 6.6.   Not Acting in Individual Capacity...........................................    38

ARTICLE VII.   CERTAIN LIMITATIONS ON OWNER TRUSTEE'S AND INDENTURE TRUSTEE'S RIGHTS

ARTICLE VIII.  SUCCESSOR TRUSTEES
     Section 8.1.   Notice of Successor Owner Trustee...........................................    38
     Section 8.2.   Resignation of Indenture Trustee; Appointment of Successor..................    39

ARTICLE IX.    SUPPLEMENTS AND AMENDMENTS TO THIS INDENTURE AND OTHER DOCUMENTS
     Section 9.1.   Supplemental Indentures without Consent of Holders..........................    40
     Section 9.2.   Indenture Trustee Protected.................................................    42
     Section 9.3.   Request of Substance, Not Form..............................................    42
     Section 9.4.   Documents Mailed to Holders.................................................    42
     Section 9.5.   Amendments, Waivers, Etc. of Other Documents................................    42

ARTICLE X.     MISCELLANEOUS
     Section 10.1.  Termination of Indenture....................................................   45
     Section 10.2.  No Legal Title to Indenture Estate in Holders...............................   45
     Section 10.3.  Sale of Equipment by Indenture Trustee is Binding...........................   46
     Section 10.4.  Remedies Cumulative.........................................................   46
     Section 10.5.  Discontinuance of Proceedings...............................................   46
     Section 10.6.  Indenture and Equipment Notes for Benefit of Owner Trustee, Indenture
                     Trustee, Owner Participant and Holders Only................................   46
     Section 10.7.  Notices.....................................................................   46
     Section 10.8.  Severability................................................................   48
     Section 10.9.  Separate Counterparts.......................................................   48
     Section 10.10. Successors and Assigns......................................................   48
     Section 10.11. Headings....................................................................   49

     Section 10.12. Governing Law...............................................................   49
     Section 10.13. Normal Commercial Relations.................................................   49
     Section 10.14. No Recourse Against Others..................................................   49
     Section 10.15. Intercreditor Agreement.....................................................   49

APPENDICES, EXHIBITS AND ANNEXES
--------------------------------

APPENDIX A    -    Definitions

EXHIBIT A     -    Form of Trust Indenture Supplement
EXHIBIT B     -    Terms of Equipment Notes
EXHIBIT C     -    Loan Participant

ANNEX A       -    Rated Amortization Schedule
ANNEX B       -    Scheduled Amortization Schedule

                    TRUST INDENTURE AND SECURITY AGREEMENT
                                   (1998-1)

     This TRUST INDENTURE AND SECURITY AGREEMENT (1998-1) dated as of August 1, 1998 (this "Indenture"), is by and between [Owner Trustee], not in its individual capacity, except as otherwise expressly set forth herein, but solely as trustee under the Trust Agreement referred to below and any successor appointed in accordance with the terms hereof and of the Trust Agreement (in such trustee capacity, the "Owner Trustee"), and The First National Bank of Chicago, a national banking association, as Indenture Trustee hereunder and any successor appointed in accordance with the terms hereof (the "Indenture Trustee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Owner Participant and the Owner Trustee in its individual capacity have entered into the Trust Agreement pursuant to which, among other things, (i) the Owner Trustee establishes a certain trust for the use and benefit of the Owner Participant, subject, however, to the Indenture Estate created pursuant hereto for the use and benefit of, and with the priority of payment to, the holders of the Equipment Notes, and (ii) the Owner Trustee is authorized and directed to execute and deliver this Indenture;

     WHEREAS, the Owner Trustee and the Indenture Trustee desire by this Indenture, among other things, (i) to provide for the issuance by the Owner Trustee of the Equipment Notes, and (ii) to provide for the assignment, mortgage and pledge by the Owner Trustee to the Indenture Trustee, as part of the Indenture Estate hereunder, among other things, of, and the grant of a security interest in, certain of the Owner Trustee's right, title and interest in and to the Equipment and the Lease and certain payments and other amounts received hereunder or thereunder, in accordance with the terms hereof, in trust, as security for, among other things, the Owner Trustee's obligations for the equal and ratable benefit of the holders of the Equipment Notes; and

     WHEREAS, all things necessary to make this Indenture the legal, valid and binding obligation of the Owner Trustee and the Indenture Trustee, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened.

                                GRANTING CLAUSE

     NOW, THEREFORE, WITNESSETH, that, to secure the prompt payment of the principal of and interest and Premium, if any, on and all other amounts due with respect to, the Equipment Notes from time to time outstanding hereunder and the performance and observance by the Owner Trustee of all the agreements, covenants and provisions contained herein, in the other Operative Agreements and in the Equipment Notes all for the benefit of the holders of the Equipment Notes, and the prompt payment of any and all amounts from time to time owing hereunder and under the other Operative Agreements by the Owner Trustee, the Owner Participant and the Lessee to the holders of the Equipment Notes, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Equipment Notes by the Loan Participant, the Owner Trustee does hereby sell, assign, transfer, convey, mortgage, pledge, and confirm unto the Indenture Trustee, its successors and assigns, for the security and benefit of the holders of the Equipment Notes from time to time, a first priority security interest in and mortgage lien on all right, title and interest of the Owner Trustee in and to the following described property, rights, interests and privileges insofar as it does not constitute Excepted Property or Excepted Rights (which collectively, including all property hereafter required to be subjected to the Lien of this Indenture by any instrument supplemental hereto, but excluding Excepted Property and Excepted Rights, being herein called the "Indenture Estate"), to wit:

     (1) the Lease (including, without limitation, all amounts of Basic Rent, Supplemental Rent, insurance proceeds and other payments of any kind for or with respect to the Equipment), the Participation Agreement, the Transfer and Contribution Agreement, the Intercreditor Agreement, the GATC Bill of Sale and the Bill of Sale;

     (2) the Equipment, the Replacement Units and all substitutions therefor in which the Owner Trustee shall from time to time acquire an interest under the Lease, all as more particularly described in the Indenture Supplements and Lease Supplements executed and delivered with respect to the Equipment or any such Replacement Units or any substitutions therefor, as provided in this Indenture and the Lease;

     (3) all requisition proceeds with respect to the Equipment or any Unit thereof (to the extent of the Owner Trustee's interest therein pursuant to the terms of the Lease);

     (4) all monies and securities now or hereafter paid or deposited or required to be paid or deposited with the Indenture Trustee pursuant to any term of this Indenture, the Lease or the Participation Agreement or required to be held by the Indenture Trustee hereunder or thereunder (including, without limitation, the Payment Account); and

     (5) all proceeds of the foregoing;


PROVIDED, HOWEVER, that the foregoing granting clause shall not subject to the Lien of this Indenture any (i) Excepted Rights, (ii) Excepted Property or (iii) payment of amounts which have been distributed to the Owner Trustee or any other Person in accordance with the provisions of this Indenture.


TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the benefit and security of the holders of the Equipment

Notes from time to time, without any priority of any one Equipment Note over any other, and for the uses and purposes, and subject to the terms and provisions, set forth in this Indenture.

     It is expressly agreed that, notwithstanding anything to the contrary contained herein, the Owner Trustee shall remain liable under each of the Operative Agreements to which it is a party to perform all of the obligations, if any, assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustee and the holders of the Equipment Notes shall have no obligation or liability under any of the Operative Agreements to which the Owner Trustee is a party by reason of or arising out of this assignment, nor shall the Indenture Trustee (unless the Indenture Trustee shall have become the "Lessor" under the Lease) or the holders of the Equipment Notes be required or obligated in any manner to perform or fulfill any obligations of the Owner Trustee under or pursuant to any of the Operative Agreements to which the Owner Trustee is a party or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     The Owner Trustee does hereby constitute the Indenture Trustee the true and lawful attorney of the Owner Trustee, irrevocably, with full power (in the name of the Owner Trustee or otherwise), to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due to the Owner Trustee (other than Excepted Property), under or arising out of the Lease and the other Operative Agreements and all other property which now or hereafter constitutes part of the Indenture Estate, or to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Indenture Trustee may deem to be necessary or advisable in the premises. The Owner Trustee has directed the Lessee to make all payments of Rent (other than Excepted Property) payable to the Owner Trustee by the Lessee and all other amounts which are required to be paid to or deposited with the Owner Trustee pursuant to the Lease (other than Excepted Property) directly to the Indenture Trustee at such address as the Indenture Trustee shall specify, for application as provided in this Indenture. The Owner Trustee agrees that promptly on receipt thereof, it will transfer to the Indenture Trustee any and all moneys from time to time received by it constituting part of the Indenture Estate, for distribution by the Indenture Trustee pursuant to this Indenture, except that the Owner Trustee shall accept for distribution pursuant to the Trust Agreement any amounts distributed to it by the Indenture Trustee as expressly provided in this Indenture and any Excepted Property.

     The Owner Trustee agrees that at any time and from time to time, upon the written request of the Indenture Trustee, the Owner Trustee will promptly and duly execute and deliver or cause to be executed and delivered any and all such further instruments and documents as the Indenture Trustee may reasonably deem to be necessary in order to obtain the full benefits of this assignment and of the rights and powers herein granted.

     The Owner Trustee does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as the assignment hereunder shall remain in effect, any of its right, title or interest hereby assigned, to anyone other than the Indenture Trustee, and that it will not (other than in respect of Excepted Property), except as provided in or permitted by this Indenture, accept any payment from the Lessee, enter into an agreement amending or supplementing any of the Operative Agreements, execute any waiver or modification of, or consent under the terms of any of the Operative Agreements (other than the Tax Indemnity Agreement), settle or compromise any claim (other than claims in respect of Excepted Property) against the Lessee arising under any of the Operative Agreements, or submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Operative Agreements, to arbitration thereunder.

     IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                            ARTICLE I. DEFINITIONS

     Section 1.1. Certain Definitions.  Unless the context otherwise requires,
                  -------------------
all capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A hereto for all purposes of this Indenture. All references to articles, sections, clauses, schedules and appendices in this Indenture are to articles, sections, clauses, schedules, exhibits, annexes and appendices in and to this Indenture unless otherwise indicated.

                        ARTICLE II. THE EQUIPMENT NOTES

     Section 2.1. Form of Equipment Notes.  The Equipment Notes shall be
                  -----------------------
substantially in the form set forth below:

                             _____% EQUIPMENT NOTE
                                   (1998-1)

                (Secured by, among others, Lease Obligations of
                   General American Railcar Corporation II)

           Issued in Connection with certain Railroad Rolling Stock

                        No. ______ [New York, New York]
                           $_____________ ____, 1998

     [Owner Trustee], not in its individual capacity, but solely as owner trustee (herein in such capacity called the "Owner Trustee") under that certain Trust Agreement (1998-1), dated as of August 1, 1998, as from time to time supplemented and amended (herein called the "Trust Agreement"), between the Owner Trustee in its individual capacity and the institution referred to therein as the "Owner Participant", hereby promises to pay to __________________, or registered assigns, the principal sum of $________________ (or such lesser amount as shall equal the unpaid principal amount of this Equipment Note), in lawful currency of the United States of America, on the Rated Maturity Date and on each Payment Date commencing on ___________ ____, 1998 that precedes the Rated Maturity Date, (i) the principal amount required to be paid on such date by Sections 2.2 and 3.1 of the Indenture, (ii) interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof, from and including the date hereof or the most recent Payment Date for which interest has been duly paid to but excluding such Payment Date at the Debt Rate, (iii) without duplication of any amount payable pursuant to clause (ii), interest (computed on the basis of a 360-day year of twelve 30-day months) on any Rated Amortization of this Equipment Note, and, to the extent lawful, interest payable under the foregoing clause (ii), that is not paid on the date such principal or interest becomes due and payable, for the period from and including the date such Rated Amortization becomes due and payable to but excluding the date such principal is paid in full, at the Default Rate, (iv) any Premium required to be paid on such date by Sections 2.2 and 3.1 of the Indenture, and (v) any interest (computed on the basis of a 360-day year of twelve 30-day months) required to be paid on such date by Sections 2.2 and 3.1 of the Indenture on any Premium payable on this Equipment Note.

     All payments of principal and interest and Premium, if any, to be made hereunder and under the Trust Indenture and Security Agreement (1998-1), dated as of August 1, 1998 as from time to time amended and supplemented (herein called the "Indenture"; unless otherwise defined herein, defined terms used herein shall have the meanings assigned to such terms in the Indenture), between the Owner Trustee and The First National Bank of Chicago, as Indenture Trustee thereunder for the holder of this Equipment Note and the holders of other Equipment Notes outstanding thereunder (in such capacity, the "Indenture Trustee") shall be made only from the income and proceeds from the Indenture Estate and only to the extent that the Indenture Trustee shall have sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of Article III of the Indenture. Each holder hereof, by its acceptance of this Equipment Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the holder hereof as provided in the Indenture and that none of the Owner Trustee, the Owner Participant, the Indenture Trustee or their permitted successors and assigns is or shall be personally liable to the holder hereof for any amount payable under this Equipment Note or the Indenture or, except as expressly provided in the Participation Agreement or the Indenture, for any liability under the Participation Agreement or (in the case of the Owner Trustee or the Indenture Trustee) the Indenture.

     Payments with respect to the principal amount hereof, Premium, if any, and interest thereon shall be payable in U.S. dollars in immediately available funds at the principal bond and trustee administration office of the Indenture Trustee, or as otherwise provided in the Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except as provided in Section 2.4. Whenever the date scheduled for any payment to be made hereunder or under the Indenture shall not be a Business Day, then such payment need not be made on such scheduled date but may be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided that such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

     Each holder hereof, by its acceptance of this Equipment Note, agrees that each payment received by it hereunder shall be applied in the order of priority set forth in Article III of the Indenture.

     This Equipment Note is one of the Equipment Notes referred to in the Indenture which have been or are to be issued by the Owner Trustee pursuant to the terms of the Indenture and relates to the Units described in Lease Supplement No. __. The Indenture Estate is held by the Indenture Trustee as security for the Equipment Notes. Reference is hereby made to the Indenture for a statement of the rights of the holder of, and the nature and extent of the security for, this Equipment Note, as well as for a statement of the terms and conditions of the trusts created by the Indenture, to all of which terms and conditions in the Indenture each holder hereof agrees by its acceptance of this Equipment Note.

     This Equipment Note is not subject to redemption or prepayment except as provided in Sections 2.10, 3.2 and 3.3 of the Indenture. This Equipment Note is subject to purchase by the Owner Trustee as provided in Section 4.4(b) of the Indenture (including purchase without Make-Whole Amount under certain circumstances as described therein). The holder hereof, by its acceptance of this Equipment Note, agrees to be bound by said provisions.

     This Equipment Note is a registered Equipment Note and is transferable, as provided in the Indenture, only upon surrender of this Equipment Note for registration of transfer duly endorsed by, or accompanied by a written statement of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing. Prior to the due presentation for registration of transfer of this Equipment Note, the Owner Trustee and the Indenture Trustee may deem and treat the registered holder of this Equipment Note as the absolute owner and holder hereof for the purpose of receiving payment of all amounts payable with respect hereto and for all other purposes and shall not be affected by any notice to the contrary.

     THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT. THIS EQUIPMENT NOTE SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee by manual signature, this Equipment Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Owner Trustee has caused this Equipment Note to be executed by one of its authorized officers as of the date hereof.


         [OWNER TRUSTEE], not in its individual capacity except as set forth in the Indenture, but solely as Owner Trustee


                                   By:
                                   Name:
                                   Title:


          [FORM OF INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Equipment Notes referred to in the within-mentioned Indenture.


                                   THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Indenture Trustee


                                   By:
                                      Authorized Officer

     Section 2.2. Terms of Equipment Notes.  There shall be issued and delivered
                  ------------------------
to the Loan Participant one Equipment Note related to the Lease Supplement executed and delivered in respect of the Units delivered on the Closing Date in the maturity, principal amount and bearing the interest rate as set forth in Exhibit B hereto, and the Equipment Note related to each such Lease Supplement shall be in a principal amount equal to the loan made by the Loan Participant to the Owner Trustee pursuant to Section 2 of the Participation Agreement relating to the Units under such Lease Supplement. Such Equipment Note shall evidence the loan made by the Loan Participant in connection with the purchase of the Equipment by the Owner Trustee from the Lessee, shall be substantially in the form set forth in Section 2.1, with deletions and insertions as appropriate, and duly authenticated by the Indenture Trustee and dated the Closing Date of the Equipment.

     The principal amount of, Premium, if any, and interest on the Equipment Notes issued pursuant to the provisions of this Indenture shall be payable as follows:

               (i) accrued and unpaid Regular Interest on the Equipment Notes shall become due and payable on each Payment Date commencing on [____________ ____], 1998;

               (ii) on each Payment Date that precedes the Rated Maturity Date, there shall become due and payable an aggregate unpaid principal amount of the outstanding Equipment Notes equal to the Rated Amortization Amount at such Payment Date;

               (iii) on each Payment Date that precedes the Rated Maturity Date, there shall become due and payable, in addition to any aggregate unpaid principal amount of the outstanding Equipment Notes that becomes due and payable on that Payment Date pursuant to clause (ii) above, an aggregate unpaid principal amount of the outstanding Equipment Notes equal to any Scheduled Obligations Due;

               (iv) any accrued and unpaid Default Interest on the Equipment Notes shall become due and payable on each Payment Date;

               (v) if the Scheduled Amortization Amount at any Payment Date exceeds the aggregate principal amount of the Equipment Notes paid on that Payment Date, then (y) the amount equal to the difference between (1) the greater of (A) the principal amount of the Equipment Notes paid on such Payment Date and (B) the Rated Amortization Amount payable on such Payment Date and (2) the Scheduled Amortization Amount payable on such Payment Date shall constitute a "Payment Deficiency" for the period from and including that Payment Date to but excluding the next succeeding Payment Date and (z) on the next succeeding Payment Date, there shall become payable a Late Payment Premium with respect to such Payment Deficiency.

     Notwithstanding the foregoing, the final payment made under each Equipment Note shall be in an amount sufficient to discharge in full the unpaid principal of and all accrued and unpaid interest on, unpaid Premium (if any), and any other amounts due under, such Equipment Note.

     Any unpaid portion of Late Payment Premium that has accrued under the Equipment Notes shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) from the date such Late Payment Premium became payable until such Late Payment Premium is paid in full at a rate per annum equal to [1.5]%. Any unpaid portion of Make-Whole Amount, if any, that has accrued and any other amounts (other than principal, interest and Premium) payable under the Equipment Notes which are overdue shall bear interest at the Default Rate from the date such amount became payable until such amount is paid in full. The Owner Trustee shall cause such interest to be paid on such amount on the date or dates provided for in this Indenture, pro rata among the Equipment Notes.

     All amounts payable pursuant to this Section 2.2 shall be payable from funds to be withdrawn from the Payment Account pursuant to Section 3.1 in the priority set forth therein.

     No Equipment Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless it shall have been authenticated by or on behalf of the Indenture Trustee by manual signature.

     Section 2.3. Payment from Indenture Estate Only.  All payments to be made
                  ----------------------------------
under the Equipment Notes and this Indenture shall be made only from the income and the proceeds from the Indenture Estate and only to the extent that the Indenture Trustee shall have received sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of Article III hereof. Each holder of an Equipment Note, by its acceptance of such Equipment Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to such holder as herein provided and that none of the Owner Trustee, the Owner Participant, the Indenture Trustee or their permitted successors and assigns is or shall be personally liable to the holder of any Equipment Note for any amount payable under such Equipment Note or the Indenture or, except as expressly provided in the Participation Agreement or the Indenture, for any liability under the Participation Agreement or (in the case of the Owner Trustee or the Indenture Trustee) the Indenture.

     Section 2.4. Method of Payment.  (a) The principal of and Premium, if any,
                  -----------------
and interest on each Equipment Note will be payable in U.S. dollars in immediately available funds at the principal corporate trust administration office of the Indenture Trustee or as otherwise directed in the manner provided herein. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Indenture Trustee will pay, or cause to be paid, if so requested by any holder of an Equipment Note by written notice to the Owner Trustee and the Indenture Trustee, all amounts payable by the Owner Trustee hereunder to such holder or a nominee therefor either (i) by transferring by wire in immediately available funds to an account maintained by such holder with a bank in the United States the amount to be distributed to such holder or (ii) by mailing a check denominated in U.S. dollars to such holder at such address as such holder shall have specified in such notice, in any case without any presentment or surrender of any Equipment Note, except that the holder of an Equipment Note shall surrender such Equipment Note to the Indenture Trustee upon payment in full of the principal amount of and interest on such Equipment Note and such other sums payable to such holder hereunder or under the Equipment Note.

          (b) Whenever the date scheduled for any payment to be made hereunder or under any Equipment Note shall not be a Business Day, then such payment need not be made on such scheduled date but may be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date, and (provided that such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

     Section 2.5. Application of Payments to Principal Amount, Premium and
                  --------------------------------------------------------
Interest.  In the case of each Equipment Note, each payment of principal thereof
--------
and Premium, if any, and interest thereon shall be applied in the order of priority set forth in Article III hereof; provided, that the Owner Trustee may only prepay such Equipment Note in accordance with the provisions of Sections 2.10, 3.2 and 3.3 hereof.

     Section 2.6. Termination of Interest in Indenture Estate.  A holder shall
                  -------------------------------------------
have no further interest in, or other right with respect to, the Indenture Estate when and if the principal amount of and interest on all Equipment Notes held by such holder and all other sums payable to such holder hereunder and under such Equipment Notes and under the Participation Agreement shall have been paid in full.

     Section 2.7. Transfer of Equipment Notes.  The Indenture Trustee shall
                  ---------------------------
maintain at its corporate trust administration office in Chicago, Illinois or in the city in which the corporate trust office of a successor Indenture Trustee is located, a register for the purpose of registering transfers and exchanges of Equipment Notes. A holder of an Equipment Note intending to transfer such Equipment Note to a new payee, or to exchange any Equipment Note or Equipment Notes held by it for an Equipment Note or Equipment Notes of a different denomination or denominations, may surrender such Equipment Note or Equipment Notes to the Indenture Trustee at such principal corporate trust administration office of the Indenture Trustee, together with a written request from such holder for the issuance of a new Equipment Note or Equipment Notes, specifying the denomination or denominations (each of which shall be not less than $[100,000] or a whole multiple thereof or such smaller denomination as may be necessary due to the original issuance of Equipment Notes of the applicable maturity in an aggregate principal amount not evenly divisible by $[100,000]) of the same, and, in the case of a surrender for registration of transfer, the name and address of the transferee or transferees. Promptly upon receipt of such documents, the Owner Trustee will issue, and the Indenture Trustee will authenticate, a new

Equipment Note or Equipment Notes in the same aggregate principal amount and dated the same date or dates as, with the same payment schedule, in the form set forth in Section 2.1, having the same maturity and bearing the same interest rate as the Equipment Note or Equipment Notes surrendered, in such denomination or denominations and payable to such payee or payees as shall be specified in the written request from such holder. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes shall be the valid obligations of the Owner Trustee evidencing the same respective obligations, and entitled to the same security and benefits under this Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. The Indenture Trustee shall make a notation on each new Equipment Note or Equipment Notes of the amount of all payments or prepayments of principal and interest previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note or Equipment Notes is or are issued. From time to time, the Indenture Trustee will provide the Owner Trustee and the Lessee with such information as either of them may request as to the registered holders of Equipment Notes. The Owner Trustee shall not be required to exchange any surrendered Equipment Notes as above provided during the 10-day period preceding the due date of any payment on such Equipment Notes.

     Prior to the due presentment for registration of transfer of an Equipment Note, the Owner Trustee and the Indenture Trustee may deem and treat the registered holder of such Equipment Note as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes and shall not be affected by any notice to the contrary.

     The Indenture Trustee will promptly notify the Owner Trustee and the Lessee of each request for a registration of transfer of an Equipment Note. The Indenture Trustee will promptly cancel and destroy all Equipment Notes surrendered for transfer or exchange pursuant to this Section.

     Section 2.8  Mutilated, Destroyed, Lost or Stolen Equipment Notes.  If any
                  ----------------------------------------------------
Equipment Note shall become mutilated, destroyed, lost or stolen, the Owner Trustee shall, upon the written request of the holder of such Equipment Note, issue, and the Indenture Trustee shall authenticate and deliver in replacement thereof, a new Equipment Note in the form set forth in Section 2.1, payable to the same holder in the same principal amount, of the same maturity, with the same payment schedule, bearing the same interest rate and dated the same date as the Equipment Note so mutilated, destroyed, lost or stolen. The Indenture Trustee shall make a notation on each new Equipment Note of the amount of all payments or prepayments of principal and interest theretofore made on the Equipment Note so mutilated, destroyed, lost or stolen and the date to which interest on such old Equipment Note has been paid. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Indenture Trustee and forwarded to the Owner Trustee by the Indenture Trustee. If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment Note shall furnish to the Owner Trustee and the Indenture Trustee such security or indemnity as may be required by them to save the Owner Trustee and the Indenture Trustee harmless and evidence satisfactory to the Owner

Trustee and the Indenture Trustee of the destruction, loss or theft of such Equipment Note and of the ownership thereof.

     Section 2.9  Payment of Transfer Taxes.  Upon the transfer of any Equipment
                  -------------------------
Note or Equipment Notes pursuant to Section 2.7, the Owner Trustee or the Indenture Trustee may require from the party requesting such new Equipment Note or Equipment Notes payment of a sum to reimburse the Owner Trustee or the Indenture Trustee for, or to provide funds for the payment of, any tax or other governmental charge in connection therewith.

     Section 2.1  Prepayments.  (a)  Each Equipment Note shall be prepaid in
                  -----------
whole or in part by the Owner Trustee on a Rent Payment Date upon at least 25 days' prior notice from the Owner Trustee (or the Lessee on its behalf) to the Indenture Trustee in the event that the Lease as applicable to any Unit or Units related to such Equipment Note is terminated pursuant to Section 10 of the Lease, at a price equal to the sum of (i) as to principal thereof, an amount equal to the product obtained by multiplying the unpaid principal amount of such Equipment Note as at the date of such prepayment (after deducting therefrom the principal installment, if any, paid on the date of such prepayment) by a fraction, the numerator of which shall be the Equipment Cost of such Unit or Units and the denominator of which shall be the aggregate Equipment Cost of all Units included in the Indenture Estate under the related Indenture Supplement immediately prior to the date of such prepayment, (ii) as to interest, the aggregate amount of interest accrued and unpaid in respect of the principal amount to be prepaid pursuant to clause (i) above on the date of such payment after giving effect to the application of any Basic Rent paid on the date of such prepayment, (iii) any unpaid Late Payment Premium (and accrued and unpaid interest thereon) in respect of the principal amount to be prepaid pursuant to clause (i), (iv) a premium in an amount equal to the Make-Whole Amount, if any, applicable in respect of the principal amount to be prepaid pursuant to clause
(i) above on the date of such prepayment, and (v) all other amounts payable hereunder or under the other Operative Agreements to the holders of the Equipment Notes in respect of the principal amount to be prepaid pursuant to clause (i).

          (b) Each Equipment Note shall be prepaid in whole or in part by the Owner Trustee on a Rent Payment Date upon at least 25 days' prior notice from the Owner Trustee (or the Lessee on its behalf) to the Indenture Trustee in connection with the occurrence of an Event of Loss or the deemed occurrence of an Event of Loss pursuant to Section 9.1 of the Lease with respect to any Unit or Units related to such Equipment Note (if such Unit or Units are not replaced pursuant to Section 11.2(i) of the Lease) at a price equal to the sum of (i) as to principal thereof, an amount equal to the product obtained by multiplying the aggregate unpaid principal amount of such Equipment Note as at such prepayment date (after deducting therefrom the principal installment, if any, paid on such date) by a fraction, the numerator of which shall be the Equipment Cost of such Unit or Units and the denominator of which shall be the aggregate Equipment Cost of all Units included in the Indenture Estate under the related Indenture Supplement immediately prior to such date, (ii) as to interest, the aggregate amount of interest accrued and unpaid in respect of the principal amount to be prepaid pursuant to clause (i) above to but not including the date of prepayment after giving effect to the application of any Basic Rent paid on the date of such prepayment, (iii) any unpaid Late Payment Premium (and accrued and unpaid interest thereon) in respect of the principal amount to be prepaid pursuant to clause (i), but without the payment of any Make-Whole Amount, and
(iv) all other amounts payable hereunder or under the other Operative Agreements to the holders of the Equipment Notes in respect of the principal amount to be prepaid pursuant to clause (i).

          (c) (A) Unless Lessee shall have elected pursuant to Section 6.9 of the Participation Agreement to assume all of the rights and obligations of the Owner Trustee under this Indenture in respect of the Equipment Notes, each Equipment Note shall be prepaid in whole by the Owner Trustee on the Determination Date specified by Lessee to Owner Trustee and Indenture Trustee in accordance with Section 6.9 of the Participation Agreement, in the event that Lessee exercises the purchase option under Section 6.9 of the Participation Agreement with respect to all Units related to such Equipment Note, at a price equal to the sum of (i) as to principal thereof, the aggregate unpaid principal amount of such Equipment Note as at the date of such prepayment in whole under
Section 6.9 of the Participation Agreement, (ii) as to interest, the aggregate amount of interest accrued and unpaid in respect of the principal amount to be prepaid pursuant to clause (i) above on the date of such prepayment after giving effect to the application of any Basic Rent paid on the date of such prepayment,
(iii) any unpaid Late Payment Premium (and accrued and unpaid interest thereon) on such Equipment Note, (iv) a premium in an amount equal to the aggregate Make-Whole Amount, if any, applicable in respect of the principal amount to be prepaid pursuant to clause (i) above on the date of such prepayment, and (v) all other amounts payable hereunder or under the other Operative Agreements to the holders of the Equipment Notes in respect of the principal amount to be prepaid pursuant to clause (i).

              (B) Unless Lessee shall have elected pursuant to Section 22.1 of the Lease to assume all of the rights and obligations of the Owner Trustee under this Indenture in respect of the Equipment Notes, each Equipment Note shall be prepaid in whole or in part by the Owner Trustee on the Determination Date specified by Lessee to Owner Trustee and Indenture Trustee in accordance with
Section 22.1 of the Lease, in the event that Lessee exercises the purchase option under Section 22.1 of the Lease, with respect to all Units related to such Equipment Note, at a price equal to the sum of (i) as to principal thereof, the aggregate unpaid principal amount of such Equipment Note as at the date of such prepayment in whole under Section 22.1 of the Lease (after deducting therefrom the principal installment, if any, paid on the date of such prepayment) by a fraction, the numerator of which shall be the Equipment Cost of such Unit or Units and the denominator of which shall be the aggregate Equipment Cost of all Units included in the Indenture Estate under the related Indenture Supplement immediately prior to the date of such prepayment, (ii) as to interest, the aggregate amount of interest accrued and unpaid in respect of the principal amount to be prepaid pursuant to clause (i) above on the date of such prepayment after giving effect to the application of any Basic Rent paid on the date of such prepayment, (iii) any unpaid Late Payment Premium (and accrued and unpaid interest thereon) on such Equipment Note, (iv) a premium in an amount equal to the aggregate Make-Whole Amount, if any, applicable in respect of the principal amount to be prepaid pursuant to clause (i) above on the date of such prepayment, and (v) all other amounts payable hereunder or under the other Operative Agreements to the holders of the Equipment Notes in respect of the principal amount to be prepaid pursuant to clause (i). (d) In the event of a refunding or refinancing pursuant to Section
10.2 of the Participation Agreement, all Equipment Notes shall be prepaid in whole but not in part on the Refunding Date specified by the Lessee to the Indenture Trustee in accordance with Section 10.2(f) of the Participation Agreement at a price equal to the unpaid principal amount thereof together with accrued but unpaid interest thereon, plus, any unpaid Late Payment Premium (and accrued and unpaid interest thereon) on such Equipment Notes, plus, a premium in an amount equal to the Make-Whole Amount, if any, and all other amounts due and payable hereunder or under the other Operative Agreements to the holders of the Equipment Notes.

          (e) The Indenture Trustee shall give prompt notice of any prepayment of any of the Equipment Notes to all holders of the Equipment Notes as soon as the Indenture Trustee shall have knowledge that such prepayment is expected to occur, which notice shall specify the Equipment Note or Notes to be prepaid, the principal amount of such Equipment Note or Notes to be prepaid and the expected date of prepayment which date shall be not less than 25 days after the date of such notice.

     Section 2.11. Equally and Ratably Secured.  All Equipment Notes at any time
                   ---------------------------
outstanding under this Indenture shall be equally and ratably secured hereby without preference, priority or distinction on account of the date or dates or the actual time or times of the issue or maturity of such Equipment Notes so that all Equipment Notes at any time issued and outstanding hereunder shall have the same rights, Liens and preferences under and by virtue of this Indenture.

         ARTICLE III. RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME
                   FROM THE INDENTURE ESTATE; ASSUMPTION OF
                OBLIGATIONS OF THE OWNER TRUSTEE BY THE LESSEE

     Section 3.1  Basic Rent Distribution.  Except as otherwise provided in
                  -----------------------
Section 3.3 or 3.5, each installment of Basic Rent, as well as any installment of interest on overdue installments of Basic Rent and any other moneys paid over by the Lessee or the Owner Trustee to the Indenture Trustee for such purpose, shall be deposited into the Payment Account maintained by the Indenture Trustee pursuant to Section 6.4(c) hereof and distributed by the Indenture Trustee as promptly as possible (it being understood that any payments of Basic Rent received by the Indenture Trustee on a timely basis and in accordance with the provisions of Section 3.5 of the Lease shall be distributed on the date received in the funds so received) in the following order of priority:

          first, to the holders of the Equipment Notes, an amount equal to all
          -----
     interest accrued and unpaid on the Equipment Notes as of such date, computed on the basis of a 360-day year of twelve 30-day months (but not including interest on past due principal and interest or interest on Premium), second, after giving effect to the first clause above, so much of such
          ------
     installment or payment remaining as shall be available to pay to the holders of the Equipment Notes, an amount equal to any Rated Amortization Amount of principal due on the Equipment Notes as of such date, third, after giving effect to the second clause above, so much of such
          -----
     installment or payment remaining as shall be available to pay to the holders of the Equipment Notes, an amount equal to any Scheduled Obligations Due as of such Payment Date,

          fourth, after giving effect to the third clause above, so much of such
          ------
     installment or payment remaining as shall be available to pay the Accumulated Equity Deficiency Amount to the Owner Trustee for distribution in accordance with the terms of the Trust Agreement,

          fifth, after giving effect to the fourth clause above, so much of such
          -----
     installment or payment remaining as shall be available to pay to the holders of the Equipment Notes accrued and unpaid interest on past due principal and accrued and unpaid interest (but not including interest on Premium), sixth, after giving effect to the fifth clause above, so much of such
          -----
     installment or payment remaining as shall be available to pay to the holders of the Equipment Notes, an amount equal to any interest on Late Payment Premium then due and owing on the Equipment Notes, seventh, after giving effect to the sixth clause above, so much of
          -------
     such installment or payment remaining as shall be available to pay to the holders of the Equipment Notes, an amount equal to any Late Payment Premium then due and owing on the Equipment Notes, and eighth, the balance, if any, of such Payment Account, to the Owner
          ------
     Trustee for distribution in accordance with the terms of the Trust
     Agreement.

          To the extent there are insufficient proceeds in the Payment Account to pay all amounts pursuant to clauses "first", "second", "third", "fourth", "sixth", and "seventh", in the order of priority set forth therein, any partial payment with respect to any such clause shall be made pro rata in respect of
                                                      --- ----
such clause in proportion to the unpaid principal amounts of the outstanding Equipment Notes on such date.

     Section 3.2  Payments in the Event of Prepayment.  (a) Except as otherwise
                  -----------------------------------
provided in Section 3.3 or 3.5, in the event of any prepayment of an Equipment Note or Notes, in whole or in part, in accordance with the provisions of Section
2.10 any amount received by the Indenture Trustee
shall in each case be distributed and paid in the following order of priority: first, so much of such amount as shall be required to pay the aggregate amount
-----
of the principal, Premium, if any, and interest and all other amounts to be paid on such Equipment Note or Notes pursuant to Section 2.10 shall be paid to the holders of such Equipment Note or Notes, such prepayment to be made ratably to such Equipment Note or Notes to which such prepayment relates, without priority of one over any other, in the proportion that the amount to be prepaid on each such Equipment Note bears to the aggregate amount to be paid on all such Equipment Notes; and second, the balance, if any, of such amount remaining
                     ------
thereafter shall be distributed to the Owner Trustee for distribution in accordance with the terms of the Trust Agreement.

          (b) Except as otherwise provided in Section 3.3 or 3.5 hereof, any amounts received directly or through the Lessee from any governmental authority or other party pursuant to Section 11 of the Lease with respect to any Unit as the result of an Event of Loss, to the extent that such amounts are not at the time required to be paid to the Lessee pursuant to said Section 11, and any amounts of insurance proceeds for damage to the Indenture Estate received directly or though the Lessee from any insurer pursuant to Section 12 of the Lease with respect thereto as the result of an Event of Loss, to the extent such amounts are not at the time required to be paid to the Lessee pursuant to said
Section 12, shall be applied as provided in clause (a) of this Section 3.2; provided that, if any Replacement Unit is to be substituted for the Unit subject to such Event of Loss as provided in Section 11.2 of the Lease and Section 5.7 hereof, any proceeds which result from such Event of Loss and are paid to the Indenture Trustee shall be held by the Indenture Trustee as part of the Indenture Estate as security for the obligations of the Lessee under the Operative Agreements and invested in accordance with the terms of Section 6.4(b) hereof and, unless theretofore applied in accordance with the provisions of the Lease and this Indenture, such proceeds shall, to the extent payable to the Lessee under the Lease, be released to the Lessee upon or in connection with the replacement thereof as provided in such Sections.

     Section 3.3.  Payments after Indenture Default or Indenture Event of
                   ------------------------------------------------------
Default. (a) Except as provided in Section 3.5, all payments received and amounts realized by the Indenture Trustee after an Indenture Event of Default shall have occurred and be continuing and after the Indenture Trustee has declared (as assignee from the Owner Trustee of the Lease) the Lease to be in default pursuant to Section 15 thereof or has declared the Equipment Notes to be accelerated pursuant to Section 4.2, as the case may be, or has elected to foreclose or otherwise exercise any remedies under this Indenture (including any amounts realized by the Indenture Trustee from the exercise of any remedies pursuant to Section 15 of the Lease or Article IV), as well as all payments or amounts then held or thereafter received by the Indenture Trustee as part of the Indenture Estate while such Indenture Event of Default shall be continuing, shall be distributed forthwith by the Indenture Trustee in the following order of priority:

          First, so much of such payments or amounts as shall be required to
          -----
reimburse the Indenture Trustee for any fees which are due and payable for its services under this Indenture and any tax, expense (including reasonable attorneys' fees) or other loss incurred by the Indenture Trustee (to the extent reimbursable and not previously reimbursed and to the extent incurred in connection with its duties as Indenture Trustee) shall be distributed to the Indenture Trustee;

          Second, so much of such payments or amounts as shall be required to
          ------
reimburse the holders of the Equipment Notes for payments made by them to the Indenture Trustee pursuant to Section 5.3 (to the extent not previously reimbursed), and to pay such holders of the Equipment Notes the amounts payable to them pursuant to the provisions of the Participation Agreement, shall be distributed to such holders of the Equipment Notes, without priority of one over the other, in accordance with the amount of the payment or payments made by, or payable to, each such holder;

          Third, so much of such payments or amounts remaining as shall be
          -----
required to pay the principal of, Premium, if any, and accrued interest (to the date of distribution) on all Equipment Notes (including any accrued interest on any Premium), then due and payable to the Loan Participant, whether by declaration of acceleration pursuant to Section 4.2 or otherwise, shall be applied in the following order of priority: first, to the interest accrued and unpaid on the Equipment Notes, second, to any Premium then due and owing under the Equipment Notes, third, to all other amounts due and owing under the Equipment Notes (other than principal), and fourth, to the unpaid principal of the Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full the aforesaid amounts in clauses "first" through "fourth", any partial distribution with respect to any such clause shall be made pro rata in respect of such clause in proportion to the unpaid principal amounts
--- ----
of the outstanding Equipment Notes;

          Fourth, the balance, if any, of such payments or amounts remaining
          ------
thereafter shall be distributed to the Owner Trustee for distribution in accordance with the terms of the Trust Agreement.

          (b) Except as provided in Sections 3.3(a) and 3.5, if an Indenture Default or Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee shall not make any distribution to the Owner Trustee but shall hold amounts otherwise distributable to the Owner Trustee as collateral security for the obligations secured hereby and invested as provided in Section 6.4(b) until the earlier to occur of (a) the date on which such Indenture Default or Indenture Event of Default shall have been cured or waived, and (b) the date on which such acceleration occurs and such amounts are applied pursuant to Section 3.3(a); provided, that if any amounts are held pursuant to this Section 3.3(b) for a period of 90 days, then (x) all amounts then held by the Indenture Trustee under this Section 3.3(b) with respect to such Indenture Default or Indenture Event of Default which have been so held for at least 60 days shall on the 91st day be distributed to the Owner Trustee for distribution in accordance with the terms of the Trust Agreement and (y) any such amounts which are being held pursuant to this Section 3.3(b) with respect to such Indenture Default or Indenture Event of Default but which have not been released pursuant to clause
(x) because they had not been held for at least 60 days at the time the funds are released pursuant to clause (x) and any other amounts thereafter held by the Indenture Trustee with respect to such Indenture Default or Indenture Event of Default shall, on the 61st day following the date on which such amount was initially received by the Indenture Trustee, thereafter be distributed to the Owner Trustee for distribution in accordance with the terms of the Trust Agreement.

     Section 3.4. Other Payments.  Except as otherwise provided in Section 3.3
                  --------------
or 3.5, (a) any payments received by the Indenture Trustee for which no provision as to the application thereof is made in the Lease or the Participation Agreement or elsewhere in this Article III, and (b) all payments received and amounts realized by the Indenture Trustee under the Lease or otherwise with respect to the Equipment to the extent received or realized at any time after payment in full of the principal of and interest and Premium, if any, on all Equipment Notes, as well as any other amounts remaining as part of the Indenture Estate after payment in full of the principal of and interest and Premium, if any, shall be distributed forthwith by the Indenture Trustee in the order of priority set forth in Section 3.3(a), except that in the case of any payment described in clause (b) of this Section 3.4, such payment shall be distributed omitting clause "third" of such Section 3.3(a) on all Equipment Notes issued hereunder.

     Any payments received by the Indenture Trustee for which provision as to the application thereof is made in the Lease or the Participation Agreement but not elsewhere in this Indenture shall be applied to the purposes for which such payments were made in accordance with the provisions of the Lease or the Participation Agreement, as the case may be.

     Section 3.5. Distribution of Excepted Property.  All amounts constituting
                  ---------------------------------
Excepted Property received by the Indenture Trustee shall be paid promptly by the Indenture Trustee to the Person or Persons entitled thereto.

     Section 3.6. Assumption of Obligations of Owner Trustee by the Lessee.  In
                  --------------------------------------------------------
the event that the Lessee shall have elected to assume all of the rights and obligations of the Owner Trustee under this Indenture in respect of the Equipment Notes and any other obligations or liabilities of the Owner Trustee (whether as trustee or in its individual capacity) from which the Owner Trustee will be released hereby upon such purchase in connection with the purchase by the Lessee of Units pursuant to Section 6.9 of the Participation Agreement or
Section 22.1 of the Lease and, if on or prior to the applicable purchase date:

          (a) The Lessee shall have delivered to the Indenture Trustee and the Owner Trustee a certificate, dated the date of such purchase, of a Responsible Officer of the Lessee stating that the Lessee has paid to the Owner Trustee all amounts required to be paid to the Owner Trustee pursuant to Section 3.3 of the Lease in connection with such purchase and assumption;

          (b) no Indenture Default shall have occurred and be continuing immediately subsequent to such purchase or assumption after giving effect to the indenture supplement referred to below and the Indenture Trustee and the Owner Trustee shall have received a certificate, dated the date of such purchase, of a Responsible Officer of the Lessee to such effect;

          (c) the Indenture Trustee shall have received, on or prior to the date of such purchase, evidence of all filings, recordings and other action referred to in the opinion or opinions of counsel referred to below;

          (d) the Indenture Trustee and the Owner Trustee shall have received an opinion or opinions of counsel for the Lessee, dated the date of such purchase which without unusual qualification and permitting reliance on proposed Treasury Regulations shall be to the effect that, after giving effect to the indenture supplement referred to below:

               (i) this Indenture, the indenture supplement referred to below and the Equipment Notes issued thereunder each constitutes the legal, valid and binding obligation of the Lessee, enforceable against the Lessee in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, and except as limited by applicable laws which may affect the remedies provided for in this Indenture, which laws, however, do not in the opinion of such counsel make the remedies provided for in this Agreement inadequate for the practical realization of the rights and benefits provided for in this Indenture;

               (ii) all filings and recordings and other action necessary or appropriate to protect the interests of the Indenture Trustee in the Units to be so purchased by the Lessee have been accomplished;

               (iii) no holder of Equipment Notes will be required to recognize gain or loss for tax purposes in connection with such assumption; and

               (iv) covering such other matters as the Indenture Trustee shall reasonably request that are customary for transactions of this type;

          (e) upon delivery of an indenture supplement giving effect to such assumption reasonably satisfactory to the Indenture Trustee and amending the Indenture to incorporate such covenants, events of default, agreements, terms and conditions from the Lease as may be reasonably required by the Indenture Trustee, and execution and delivery of Equipment Notes reflecting such assumption, each dated the date of such purchase; and

          (f) the Lessee shall have delivered to the Indenture Trustee and the Pass Through Trustee a written confirmation from each Rating Agency that such assumption would not result in a (i) reduction of the rating of the Pass Through Certificates below the then current rating for such Pass Through Certificates or
(ii) a withdrawal or suspension of the rating of the Pass Through Certificates;

then, automatically and without the requirement of further action by any Person, effective as of the date of such purchase, the Owner Trustee shall be released from all of its obligations under the Equipment Notes and under this Indenture in respect of the Equipment Notes or otherwise and the Lien of this Indenture upon the sale proceeds and other amounts paid or payable to the Owner Trustee shall be discharged. If requested by the Owner Trustee, the Indenture Trustee shall execute and deliver an instrument, in form and substance satisfactory to the Owner Trustee, confirming such release and discharge.

       ARTICLE IV.   REMEDIES OF THE INDENTURE TRUSTEE UPON AN INDENTURE
                               EVENT OF DEFAULT

     Section 4.1. Indenture Events of Default.  The following events shall
                  ---------------------------
constitute "Indenture Events of Default" and each such Indenture Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:

          (a) a Lease Event of Default (other than a Lease Event of Default by reason of a default by the Lessee to pay any amounts which are part of the Excepted Property); provided that a Lease Event of Default arising solely from the Lessee's failure to make any payment of Supplemental Rent, including indemnity or tax indemnity payment as set forth in Section 14(b) of the Lease shall not constitute an "Indenture Event of Default" hereunder unless and until the Indenture Trustee, acting solely upon the direction of a Super-Majority in Interest, shall expressly declare such Lease Event of Default to be an "Indenture Event of Default"; or

          (b) default (not attributable to a default by the Lessee under the Lease) by the Owner Trustee in making any payment when due of the Rated Amortization Amount of, Make-Whole Amount, if any, or interest (other than interest on overdue principal and interest) on, any Equipment Note or Equipment Notes, and the continuance of such default unremedied for three Business Days after the same shall have become due and payable; or

          (c) any failure by the Owner Trustee or the Owner Participant to observe or perform any covenant or obligation (other than payment of Scheduled Amortization Amount) of them or any of them, in this Indenture or the Equipment Notes (other than as set forth in clause (b) above) or in the Participation Agreement or by any Person guaranteeing or supporting the obligations of the Owner Participant or the Owner Trustee under the Operative Agreements in any related guarantee or support agreement, if such failure is not remedied within a period of 30 days after there has been given to the Owner Trustee, the Owner Participant and the Lessee or such Person, as the case may be, by the Indenture Trustee or by any holder of an Equipment Note a written notice specifying such failure and requiring it to be remedied; provided that, if such failure is
                                         --------
capable of being remedied, and the remedy requires an action other than, or in addition to, the payment of money, no such failure (other than one relating to the payment of such money) shall constitute an Indenture Event of Default hereunder for an additional period of 30 days after the expiration of the aforesaid 30-day period so long as the Owner Trustee or the Owner Participant or such Person, as the case may be, is diligently proceeding to remedy such failure and shall in fact remedy such failure within such period; or the disaffirmance or repudiation by any Person that has guaranteed or may guarantee or support the obligations of the Owner Participant or the Owner Trustee under the Operative Agreements; or

          (d) any representation or warranty made by the Owner Trustee or the Owner Participant under the Participation Agreement, or by the Owner Trustee hereunder, or by any representative of the Owner Trustee or the Owner Participant in any document or certificate furnished to the Indenture Trustee or the Loan Participant in connection herewith or therewith or pursuant hereto or thereto or by any Person guaranteeing or supporting the obligations of the Owner Participant or the Owner Trustee under the Operative Agreements in any related guarantee or support agreement, shall prove at any time to have been incorrect in any material respect as of the date made and such incorrectness shall remain material and continue unremedied for a period of 30 days after the Indenture Trustee or any holder of an Equipment Note has given to the Owner Trustee and the Owner Participant or such Person, as the case may be, a written notice specifying such incorrectness, stating that such incorrectness is a default hereunder and requiring it to be remedied; provided that, if such incorrectness is capable of being remedied, no such incorrectness shall constitute an Indenture Event of Default hereunder for an additional period of 15 days after the expiration of the aforesaid 30-day period so long as the Owner Trustee or the Owner Participant or such Person, as the case may be, is diligently proceeding to remedy such incorrectness and shall in fact remedy such incorrectness within such period; provided that such incorrect representation or warranty shall be deemed to be remedied only after the Indenture Trustee receives an opinion of counsel stating that all adverse consequences thereof, if any, have been remedied; or

          (e) the Owner Trustee (as Owner Trustee and not in its individual capacity) or the Owner Participant or any Person that has guaranteed or may guarantee or support the obligations of the Owner Participant or the Owner Trustee under the Operative Agreements, as the case may be, shall (i) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property, or (ii) consent to any such relief or to the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or (iii) admit in writing its inability to pay its debts generally as they come due, or (iv) make a general assignment for the benefit of creditors, or (v) take any action to authorize any of the foregoing; or

          (f) an involuntary case or other proceeding shall be commenced against the Owner Trustee (as Owner Trustee and not in its individual capacity) or the Owner Participant or any Person that has guaranteed or may guarantee or support the obligations of the Owner Participant or the Owner Trustee under the Operative Agreements seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days.

     Section 4.2. Acceleration; Rescission and Annulment.  (a) If an Indenture
                  --------------------------------------
Event of Default occurs and is continuing, the Indenture Trustee may, subject to clause (b) of this Section 4.2, and upon the directions of a Majority in Interest shall, subject to Section 4.4, declare the unpaid principal amount of all Equipment Notes then outstanding, Late Payment Premium and accrued interest thereon and on the Equipment Notes to be due and payable, it being agreed that no Make-Whole Amount shall be payable in such event. At any time after the Indenture Trustee has declared the unpaid principal amount of all Equipment Notes then outstanding to be due and payable and prior to the sale of any of the Indenture Estate pursuant to this Article IV, a Majority in Interest, by written notice to the Owner Trustee, the Lessee and the Indenture Trustee, may rescind and annul such declaration and thereby annul its consequences if: (i) there has been paid to or deposited with the Indenture Trustee an amount sufficient to pay all overdue installments of interest and Late Payment Premium (and accrued interest thereon) on the Equipment Notes, and the principal of any Equipment Notes that has become due otherwise than by such declaration of acceleration,
(ii) the rescission would not conflict with any judgment or decree, and (iii) all other Indenture Defaults and Indenture Events of Default, other than nonpayment of principal, Late Payment Premium or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived.

          (b) If an Indenture Event of Default referred to in clause (e) or (f) of Section 4.1 shall have occurred, or a Lease Event of Default under clause (g) or (h) of Section 14 of the Lease shall have occurred, then and in every such case the unpaid principal amount of all Equipment Notes then outstanding, Late Payment Premium and accrued interest thereon and on the Equipment Notes shall immediately and without further act become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

     Section 4.3. Remedies with Respect to Indenture Estate.  (a)  After an
                  -----------------------------------------
Indenture Event of Default shall have occurred and so long as such Indenture Event of Default shall be continuing, then and in every such case the Indenture Trustee, as assignee hereunder of the Lease or as mortgagee hereunder of the Equipment or otherwise, may, and when required pursuant to the provisions of
Article V hereof shall, subject to Sections 4.4 and 4.5, exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to Section 15 of the Lease and this Article IV and may recover judgment in its own name as Indenture Trustee against the Indenture Estate and may take possession of all or any part of the Indenture Estate, and may exclude the Owner Trustee and the Owner Participant and all Persons claiming under any of them wholly or partly therefrom; provided, however, that nothing contained in this Indenture shall permit or require the Indenture Trustee to take any action contrary to, or to disturb, the Lessee's rights under the Lease, except in accordance with the provisions of the Lease.

          (b) Subject to Section 4.4 and Section 4.5, the Indenture Trustee may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession, and either before or after taking possession, and without instituting any legal proceedings whatsoever, and having first given notice of such sale by registered mail to the Owner Trustee, the Owner Participant and the Lessee once at least 20 days prior to the date of such sale or the date on which the Indenture Trustee enters into a binding contract for a private sale, and any other notice which may be required by law, sell and dispose of the Indenture Estate, or any part thereof, or interest therein, at public auction to the highest bidder or at private sale in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as the Indenture Trustee may determine, and at any place (whether or not it be the location of the Indenture Estate or any part thereof) and time designated in the notice above referred to; provided, however, that, notwithstanding any provision herein to the contrary, the Indenture Trustee shall not sell any of the Indenture Estate or exercise any other remedies which would result in the exclusion of the Owner Trustee from the Indenture Estate or any part thereof unless a declaration of acceleration has been made pursuant to Section 4.2; provided further, that, in the event the circumstances contemplated by Section 4.4(c) exist, the Indenture Trustee shall not be allowed to deliver the notice required by this Section 4.3(b) (x) until the earlier of (1) such time as such circumstances no longer exist or (2) the expiration of the [90-day] period set forth in Section 4.4(c) or (y) if the circumstances contemplated by the second proviso of Section 4.4(c) then exist. Any such public sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further notice, and the Indenture Trustee or the holder or holders of any Equipment Notes, or any interest therein, may bid and become the purchaser at any such public sale. The Indenture Trustee may exercise such right without possession or production of the Equipment Notes or proof of ownership thereof, and as representative of the holders may exercise such right without including the holders as parties to any suit or proceeding relating to foreclosure of any property in the Indenture Estate. The Owner Trustee hereby irrevocably constitutes the Indenture Trustee the true and lawful attorney-in-fact of the Owner Trustee (in the name of the Owner Trustee or otherwise) for the purpose of effectuating any sale, assignment, transfer or delivery for enforcement of the Lien of this Indenture, whether pursuant to foreclosure or power of sale or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as the Indenture Trustee may consider necessary or appropriate, with full power of substitution, the Owner Trustee hereby ratifying and confirming all that such attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by the Indenture Trustee or any purchaser, the Owner Trustee shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Indenture Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

          (c) Subject to Section 4.4 and Section 4.5, the Owner Trustee agrees, to the fullest extent that it lawfully may, that, in case one or more of the Indenture Events of Default shall have occurred and be continuing, then, in every such case, the Indenture Trustee may take possession of all or any part of the Indenture Estate and may exclude the Owner Trustee and the Owner Participant and all Persons claiming under any of them wholly or partly therefrom. At the request of the Indenture Trustee, the Owner Trustee shall promptly execute and deliver to the Indenture Trustee such instruments of title and other documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Indenture Estate. If the Owner Trustee shall fail for any reason to execute and deliver such instruments and documents to the Indenture Trustee, the Indenture Trustee may pursue all or part of the Indenture Estate wherever it may be found and may enter any of the premises of the Lessee wherever the Indenture Estate may be or be supposed to be and search for the Indenture Estate and, subject to Section
4.4 and Section 4.5, take possession of and remove the Indenture Estate. Upon every such taking of possession, the Indenture Trustee may, from time to time, at the expense of the Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to any of the Indenture Estate, as it may deem proper. In each such case, the Indenture Trustee shall have the right to use, operate, store, control or manage the Indenture Estate, and to carry on the business and to exercise all rights and powers of the Owner Trustee relating to the Indenture Estate, as the Indenture Trustee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, operation, leasing or storage of the Indenture Estate or any part thereof as the Indenture Trustee may determine; and the Indenture Trustee shall be entitled to collect and receive all tolls, rents, revenues, issues, income, products and profits of the Indenture Estate and every part thereof, without prejudice, however, to the right of the Indenture Trustee under any provision of this Indenture to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee hereunder. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of holding and operating the Indenture Estate and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Indenture Estate), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Indenture Trustee, and of all persons properly engaged and employed by the Indenture Trustee, including the reasonable expenses of the Indenture Trustee.

          (d) If an Indenture Event of Default occurs and is continuing and the Indenture Trustee shall have obtained possession of a Unit, the Indenture Trustee shall not be obligated to use or operate such Unit or cause such Unit to be used or operated directly or indirectly by itself or through agents or other representatives or to lease, license or otherwise permit or provide for the use or operation of such Unit or Equipment by any other Person unless (i) the Indenture Trustee shall have been able to obtain insurance in kinds, at rates and in amounts satisfactory to it in its discretion to protect the Indenture Estate and the Indenture Trustee, as trustee and individually, against any and all liability for loss or damage to such Unit and for public liability and property damage resulting from use or operation of such Unit and (ii) funds are available in the Indenture Estate to pay for all such insurance or, in lieu of such insurance, the Indenture Trustee is furnished with indemnification from the holders of the Equipment Notes or any other Person upon terms and in amounts satisfactory to the Indenture Trustee in its discretion to protect the Indenture Estate and the Indenture Trustee, as trustee and individually, against any and all such liabilities.

          (e) Notwithstanding anything contained herein, so long as the Pass Through Trustee under any Pass Through Trust Agreement is the registered holder of any Equipment Note issued hereunder, the Indenture Trustee is not authorized or empowered to acquire title to any Indenture Estate or take any action with respect to any Indenture Estate so acquired by it if such acquisition or action would cause the trust created by the Trust Agreement or the Pass Through Trust Agreement to fail to qualify as a "grantor trust" for federal income tax purposes.

     Section 4.4. Right to Cure; Option to Purchase; Etc.
                  --------------------------------------

          (a)  Right to Cure.  (A) If there shall occur a Lease Event of Default
               -------------
in respect of the payment of Basic Rent as described in Section 14(a) of the Lease, then as long as no other Indenture Event of Default (other than arising from such failure to pay Basic Rent or which is concurrently being cured pursuant to this Section 4.4(a)) shall have occurred and be continuing the Owner Participant or the Owner Trustee may (but need not) pay to the Indenture Trustee, at any time prior to the expiration of a period of [10 Business Days] (a "[10-Day Period]") after receiving written notice of such Indenture Event of Default from the Indenture Trustee (prior to the expiration of which [10-Day] Period the Indenture Trustee shall not declare the Lease in default pursuant to
Section 15 thereof or exercise any of the rights, powers or remedies pursuant to such Section 15 or this Article IV), an amount equal to the Rated Amortization Amount due and payable, together with any interest due thereon on account of the delayed payment thereof, and such payment by the Owner Participant or the Owner Trustee shall be deemed to cure any Indenture Event of Default which arose from such failure of the Lessee (but such cure shall not relieve the Lessee of any of its obligations and shall not cure any other Indenture Event of Default) or (B) if there shall occur a Lease Event of Default in respect of any other payment of Rent (other than Basic Rent) or a Lease Event of Default shall have occurred and be continuing, which Lease Event of Default is curable by the payment of money (it being understood that actions such as the obtaining of insurance or the procuring of maintenance services can be so effected), and, in each case, such Lease Event of Default constitutes an Indenture Event of Default then as long as no other Indenture Event of Default (other than arising from such Indenture Event of Default or which is concurrently being cured pursuant to this Section 4.4(a)) shall have occurred and be continuing the Owner Participant or the Owner Trustee may (but need not) pay to the Indenture Trustee, at any time prior to the expiration of a period of [30 days] (a "[30-Day Period]") after receiving written notice of such Lease Event of Default from the Indenture Trustee (prior to the expiration of which [30-Day] Period the Indenture Trustee shall not declare the Lease in default pursuant to Section 15 thereof or exercise any of the rights, powers or remedies pursuant to such Section 15 or this Article
IV), an amount equal to the full amount of such payment of Rent, together with any interest due thereon on account of the delayed payment thereof or otherwise make such payment as shall effect such cure, and such payment by the Owner Participant or the Owner Trustee shall be deemed to cure any Indenture Event of Default which arose from such Lease Event of Default (but such cure shall not relieve the Lessee of any of its obligations); provided however, Owner Participant and Owner Trustee, collectively, shall not be entitled to (x) cure more than eighteen consecutive or thirty-six total defaults in the payment of Basic Rent, or (y) cure other Lease Events of Default if the outstanding amount which has been paid by the Owner Participant or the Owner Trustee and not reimbursed to such parties by the Lessee pursuant to this clause (y) exceeds in the aggregate $[10,000,000], which amount shall be adjusted by the Indenture Trustee after the Closing Date by notice to the Owner Trustee not more frequently than annually by reference only to increases (and without regard to decreases) in the Consumer Price Index released by the Bureau of Labor Statistics, United States Department of Labor since the date of this Indenture. Upon any cure by the Owner Participant or the Owner Trustee in accordance with the first sentence of this Section 4.4(a), the Owner Participant or the Owner Trustee shall, to the extent of their respective payments, be subrogated to the rights of the Indenture Trustee, as assignee hereunder of the Owner Trustee to receive such payment of Rent (and any interest due thereon on account of the delayed payment thereof) or right of reimbursement, and shall be entitled to receive such payment upon its receipt by the Indenture Trustee as aforesaid (but in each case only if the Rated Obligations Due and the Scheduled Obligations Due shall have been paid in full); provided that neither the Owner Participant nor the Owner Trustee shall attempt to recover any such amount paid by it on behalf of the Lessee pursuant to this Section 4.4(a) except, subject to the Intercreditor Agreement, by demanding of the Lessee payment of such amount or by prosecuting an action against the Lessee to require the payment of such amount; provided further, that with respect to any amounts advanced by and owing to the Owner Trustee and the Owner Participant, the Owner Trustee and the Owner Participant shall be expressly subordinated to the right of the holders of the Equipment Notes to receive any and all Rated Obligations Due and Scheduled Obligations Due then due and owing on the Equipment Notes prior to any payment from the Lessee to the Owner Trustee or the Owner Participant.

          (b)  Option to Purchase Equipment Notes.  In the event that (i) at any
               ----------------------------------
time one or more Lease Events of Default shall have occurred and be continuing,
(ii) the Equipment Notes shall have been accelerated pursuant to Section 4.2 or
(iii) the Indenture Trustee, as assignee hereunder of the Lease, shall have declared the Lease to be in default and shall have commenced the exercise of any significant remedy in respect of the Units under the Lease, then and in any such case, upon 30 days' notice (which notice shall be irrevocable) from the Owner Trustee to the Indenture Trustee designating a date of purchase (the "Purchase Date") which shall be a Determination Date, each holder of an Equipment Note will be obligated to, upon and subject to receipt by the Indenture Trustee from the Owner Trustee or its nominee of an amount equal to the aggregate unpaid principal amount of all Equipment Notes, together with accrued interest thereon to the Purchase Date, plus all other sums then due and payable to such holder of an Equipment Note hereunder, but without any Make-Whole Amount, forthwith sell, assign, transfer and convey to the Owner Trustee or its nominee on the Purchase Date all of the right, title and interest of such holder in and to the Equipment Notes then held by such holder, and the Owner Trustee or its nominee shall assume all of such holder's obligations under the Participation Agreement; provided that the Owner Trustee or its nominee must purchase all and not less than all of the Equipment Notes then outstanding; and provided further that if such option is exercised pursuant to clause (i) above at a time when there shall have occurred and be continuing for less than 180 days a Lease Event of Default (and none of the events described in clauses (ii) and (iii) above shall have occurred), a Make-Whole Amount shall be due and payable to such holder of an Equipment Note hereunder. During such 30-day notice period, the Indenture Trustee shall not exercise any of the rights, remedies or powers pursuant to Section 15 of the Lease or this Article IV, so long as the Owner Participant (or any nominee of the Owner Participant reasonably acceptable to the Indenture Trustee) has notified the Indenture Trustee that the notice so provided by the Owner Trustee or its nominee pursuant to this Section 4.4(b) constitutes the binding obligation of the Owner Trustee or its nominee to purchase the Equipment Notes.

          (c)  Restrictions on Certain Actions. Notwithstanding any provision to
               -------------------------------
the contrary contained in this Indenture, the Indenture Trustee shall not foreclose the Lien of this Indenture or otherwise exercise remedies hereunder which would result in the exclusion of the Owner Trustee from the Indenture Estate or any part thereof as a result of an Indenture Event of Default that constitutes or occurs solely by virtue of one or more Lease Events of Default (at a time when no other Indenture Event of Default unrelated to any Lease Event of Default shall have occurred and be continuing) unless the Indenture Trustee, as security assignee of the Owner Trustee, has proceeded or is then currently proceeding, to the extent it is then entitled to do so hereunder and under the Lease and is not then stayed or otherwise prevented from doing so by operation of law, to terminate the Lease and repossess the Equipment as provided for in
Section 15 of the Lease with respect to the Equipment, provided that in the event the Indenture Trustee shall be so stayed or otherwise prevented from exercising such remedies under the Lease, it shall in any event refrain from so foreclosing or exercising such other remedies hereunder for a period of not less than [90] days, and further provided that in the event the Lessee as debtor in a proceeding under Chapter 11 of the Bankruptcy Code (or any trustee appointed for the Lessee as debtor in any such bankruptcy case) shall have assumed the Lease with the approval of the bankruptcy court having jurisdiction over such case, under Section 365 of the Bankruptcy Code or any amended or successor version thereof, and no Lease Event of Default other than as specified in Section 14(g) or Section 14(h) of the Lease has occurred and is continuing and no Indenture Event of Default unrelated to a Lease Event of Default occurring solely pursuant to Section 14(g) or 14(h) of the Lease shall have occurred and be continuing, the Indenture Trustee shall refrain from so foreclosing or exercising such other remedies hereunder. Subject to Sections 4.4(a) and 4.4(b), nothing in this
Section 4.4(c) shall prevent the Indenture Trustee from foreclosing or exercising such other remedies hereunder to the extent the Lessee fails to comply with any provisions of any order issued in connection with the assumption of the Lease and the Indenture Trustee has been stayed or otherwise prevented from exercising such remedies under the Lease for a period of not less than [90] days.

     Section 4.5  Rights of Lessee.  Notwithstanding the provisions of this
                  ----------------
Indenture, including, without limitation, Section 4.3, so long as no Lease Event of Default shall have occurred and be continuing, neither the Indenture Trustee nor the Owner Trustee shall take any action contrary to, or disturb, the Lessee's rights under the Lease, except in accordance with the provisions of the Lease, including, without limitation, (i) the right to receive all monies due and payable to it in accordance with the provisions of the Lease and (ii) the Lessee's rights to possession and use of, and of quiet enjoyment of, the Equipment.

     Section 4.6  Waiver of Existing Defaults.  A Majority in Interest, by
                  ---------------------------
notice to the Indenture Trustee on behalf of all holders of the Equipment Notes, may waive any past default hereunder and its consequences, except a default:
(i) in the payment of the principal of, Premium, if any, or interest on any Equipment Note, or (ii) in respect of a covenant or provision hereof which under
Article IX hereof cannot be modified or amended without the consent of the holder of each Equipment Note affected. Upon any such waiver, such default shall cease to exist, and any Indenture Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                 ARTICLE V. DUTIES OF THE INDENTURE TRUSTEE

     Section 5.1  Action upon Indenture Event of Default.  If any payments of
                  --------------------------------------
Basic Rent or payments of the Rated Amortization Amount of or interest or Premium, if any, on the Equipment Notes due and payable on any Rent Payment Date shall not have been paid in full on such Rent Payment Date, the Indenture Trustee shall give telephonic notice within one Business Day (followed by prompt written notice) to the Owner Trustee, the Collateral Agent, the Owner Participant, the Loan Participant and the Lessee specifying the amount and nature of such deficiency in payment. In the event the Indenture Trustee shall have knowledge of an Indenture Event of Default or an Indenture Default, the Indenture Trustee shall give prompt notice of such Indenture Event of Default or Indenture Default to the Lessee, the Owner Trustee, the Owner Participant and the Loan Participant by telegram, facsimile, or telephone (to be promptly confirmed in writing). In the event the Owner Trustee shall have knowledge of an Indenture Event of Default or an Indenture Default, the Owner Trustee shall give notice of such Indenture Event of Default or Indenture Default in the same manner to the Lessee, the Indenture Trustee, the Owner Participant and the Loan Participant. Subject to the terms of Section 5.3 and Section 4.1(a), the Indenture Trustee shall take such action, or refrain from taking such action, with respect to such Indenture Event of Default or Indenture Default as the Indenture Trustee shall be instructed in writing by a Majority in Interest. If the Indenture Trustee shall not have received instructions as above provided within 20 days after the mailing of notice of such

Indenture Event of Default or such Indenture Default to the Loan Participant by the Indenture Trustee, the Indenture Trustee may, but shall not be obligated to, take such action, or refrain from taking such action, with respect to such Indenture Event of Default or Indenture Default as it shall determine to be advisable in the best interests of the Loan Participant. Notwithstanding any provision to the contrary contained in this Section 5.1, the Indenture Trustee shall not declare the Lease to be in default solely in respect of the Lessee's failure to make any payment of Basic Rent within [10 Business Days] after the same shall have become due, unless the [10-Day] Period within which, pursuant to
Section 4.4(a), the Owner Participant or the Owner Trustee are entitled to cure such failure shall have expired. For all purposes of this Indenture, in the absence of actual knowledge, neither the Owner Trustee nor the Indenture Trustee shall be deemed to have knowledge of an Indenture Event of Default (except, in the case of the Indenture Trustee, the failure of the Lessee to pay any installment of Basic Rent that is required to be paid directly to the Indenture Trustee within the [10 Business Days] after the same shall become due or the failure of the Lessee to maintain insurance as required under Section 12 of the Lease if the Indenture Trustee shall receive notice thereof from an insurer or insurance broker) unless notified in writing by the Lessee, the Owner Trustee, one or more Loan Participants or the Owner Participant; and "actual knowledge" (as used in the foregoing clause) of the Owner Trustee or the Indenture Trustee shall mean actual knowledge of an officer in the [Corporate Trust Administration] of the Owner Trustee or the Corporate Trust Department of the Indenture Trustee, as the case may be. Whenever the Indenture Trustee gives any notice hereunder to the holders of the Equipment Notes it shall provide a copy thereof to each Rating Agency.

     Section 5.2. Action upon Instructions.  Subject to the terms of Sections
                  ------------------------
5.1 and 5.3, upon the written instructions at any time and from time to time of a Majority in Interest, the Indenture Trustee shall take such of the following actions as may be specified in such instructions (subject to the rights of the other parties thereto, except to the extent assigned hereunder): (i) subject to and solely to the extent permitted by the terms hereof and of the Lease, give such notice, direction or consent, or exercise such right, remedy or power hereunder or under the Lease or in respect of any part or all of the Indenture Estate or take such other action as shall be specified in such instructions; and
(ii) after an Indenture Event of Default shall have occurred and so long as such Indenture Event of Default shall be continuing, subject to Section 5.11, approve as satisfactory to it all matters required by the terms of the Lease to be satisfactory to the Owner Trustee, it being understood that without the written instructions of a Majority in Interest the Indenture Trustee shall not take any action described in clauses (i) and (ii) above.

     Upon the expiration or earlier termination of the Lease Term with respect to any Unit under the Lease, or, if and so long as no Indenture Event of Default shall have occurred and be continuing, upon the transfer by the Owner Trustee to the Lessee or its designee of any Unit pursuant to Section 10 or 11 of the Lease or the retention by the Owner Trustee of any Unit pursuant to Section 10.3 of the Lease, then the Indenture Trustee shall in either such case, upon the written request of the Owner Trustee, and receipt by the Indenture Trustee of funds necessary to prepay the Equipment Notes required to be prepaid in connection with such purchase, termination, retention or Event of Loss, execute and deliver to, or as directed in writing by, the Owner Trustee an appropriate instrument (in due form for recording) furnished by the Owner Trustee or the Lessee releasing the affected Unit or Units from the Lien of this Indenture.

     Section 5.3. Indemnification.  (a) The Indenture Trustee shall not be
                  ---------------
required to take any action or refrain from taking any action under Section 5.1 (other than the first two sentences thereof) or 5.2 or Article IV if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk is not reasonably assured to it. The Indenture Trustee shall not be required to take any action under Section 5.1 or
5.2 or Article IV, nor shall any other provision of this Indenture be deemed to impose a duty on the Indenture Trustee to take any action, if the Indenture Trustee shall have been advised in writing by independent counsel that such action is contrary to the terms hereof or of the Lease or the Participation Agreement, or is otherwise contrary to law.

     (b) Each Loan Participant may, but shall not be required to, participate in any indemnification of the Indenture Trustee given pursuant to paragraph (a) of this Section 5.3. Each Loan Participant so participating shall be entitled to reimbursement for such participation in accordance with Article III.

     Section 5.4. No Duties Except as Specified in Indenture or Instructions.
                  ----------------------------------------------------------
The Indenture Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Equipment or any other part of the Indenture Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Indenture, the Lease, or the Participation Agreement, except as expressly provided by the terms of this Indenture or as expressly provided in written instructions received pursuant to the terms of
Section 5.1 or 5.2; and no implied duties or obligations shall be read into this Indenture against the Indenture Trustee. Each of the Owner Trustee (only in its individual capacity) and the Indenture Trustee nevertheless agrees that it will, at its own cost and expense, promptly take such action as may be necessary duly to discharge any Lien on all or any part of the Indenture Estate, or on any properties of the Owner Trustee assigned, pledged or mortgaged as part of the Indenture Estate, which result from claims against it in its individual capacity not related to the ownership of the Equipment (in the case of the Owner Trustee), administration of the Indenture Estate (in the case of the Indenture Trustee) or any other transaction under this Indenture or the Trust Agreement or any document included in the Indenture Estate.

     Section 5.5. No Action Except under Lease, Indenture or Instructions.  The
                  -------------------------------------------------------
Indenture Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Equipment or other property constituting part of the Indenture Estate except (i) as required by the terms of the Lease and the Participation Agreement, (ii) in accordance with the powers granted to, or the authority conferred upon, the Indenture Trustee pursuant to this Indenture, or
(iii) in accordance with the express terms hereof or with written instructions pursuant to Section 5.1 or 5.2.

     Section 5.6. Disposition of Units. At any time and from time to time prior
                  --------------------
to the expiration of the Lease Term, any Unit for which the provisions of
Section 11.4(a) of the Lease have been satisfied may be disposed of in accordance with the provisions of Section 11.4(a) of the Lease, and the Owner Trustee shall, from time to time, direct the Indenture Trustee to, provided no Lease Event of Default shall have occurred and be continuing, execute and deliver to it, or as directed in writing by the Owner Trustee, an appropriate instrument furnished by the Owner Trustee or the Lessee releasing such Unit from the Lien of the Indenture, but only in respect of such Unit.

     Section 5.7. Indenture Supplements for Replacements.  In the event of a
                  --------------------------------------
Replacement Unit being substituted as contemplated by Section 11.2 of the Lease, the Owner Trustee and the Indenture Trustee agree for the benefit of the holders of the Equipment Notes and the Lessee, subject to compliance by the Lessee with its obligations set forth in Section 11 of the Lease, to execute and deliver an Indenture Supplement substantially in the form of Exhibit A hereto and, provided that no Lease Event of Default, or Lease Default pursuant to Section 14(a), 14(b), 14(g) or 14(h), shall have occurred and be continuing, execute and deliver to the Lessee an appropriate instrument releasing the Unit being replaced from the Lien of the Indenture.

     Section 5.8. Effect of Replacements. In the event of the substitution of
                  ----------------------
a Replacement Unit, all provisions of this Indenture relating to the Unit or Units being replaced shall be applicable to such Replacement Unit with the same force and effect as if such Replacement Unit was the same Unit being replaced.

     Section 5.9. Withholding Taxes.  The Indenture Trustee, as agent for the
                  -----------------
Owner Trustee, shall exclude and withhold from each payment of principal, Premium, if any, and interest and other amounts due hereunder or under the Equipment Notes any and all withholding taxes applicable thereto as required by law. The Indenture Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Equipment Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the holders of the Equipment Notes, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each holder of an Equipment Note appropriate documentation showing the payment thereof, together with such additional documentary evidence as such holders may reasonably request from time to time.

     Section 5.10.  Lessee's Right of Quiet Enjoyment.  Notwithstanding anything
                    ---------------------------------
to the contrary contained in this Indenture, so long as the Lessee is in compliance with its obligations under the Lease (including applicable grace periods) and no Lease Event of Default has occurred and is continuing unremedied, the Indenture Trustee will comply with Section 8 of the Participation Agreement to the same extent as if it were the Lessor under the Lease. Each holder of an

Equipment Note, by its acceptance thereof, consents in all respects to the terms of the Lease and the Participation Agreement and agrees to the provisions of this Section 5.10.

     Section 5.11.  Certain Rights of Owner Trustee and Owner Participant.
                    -----------------------------------------------------
Notwithstanding any other provisions of this Indenture, including the Granting Clause, but subject always to the penultimate paragraph of this Section 5.11, the following rights (the "Excepted Rights") shall be reserved to the Owner Trustee or Owner Participant, as the case may be (as separate and independent rights) to the extent described herein:

          (a) subject to the Intercreditor Agreement, the Owner Trustee or the Owner Participant shall at all times retain the right, to the exclusion of the Indenture Trustee, (i) to demand, collect, sue for or otherwise obtain all amounts included in Excepted Property from the Lessee, exercise any election or option or make any decision or determination or give or receive any notice, consent, waiver or approval in respect of any Excepted Property and seek equitable remedies to require the Lessee to maintain the insurance coverage referred to in Section 12 of the Lease and specific performance of the covenants of the Lessee under the Lease relating to the protection, maintenance, possession and use of the Units; provided, that the rights referred to in this clause (a) shall not be deemed to include the exercise of any remedies provided for in Section 15.1 of the Lease other than the right to proceed by appropriate court action, either at law or in equity, to enforce payment by the Lessee of such amounts included in Excepted Property or obtain specific performance by the Lessee of such insurance covenant or for specific performance of any other covenant of the Lessee or to recover damages for the breach thereof and (ii) to adjust Basic Rent, the percentages relating to Stipulated Loss Value and Termination Value and Early Purchase Price as provided in Section 3.4 of the Lease and Section 2.6 of the Participation Agreement, subject always to the second paragraph of Section 3.2 of the Lease and the second sentence of the definitions of "Stipulated Loss Value", "Termination Value" and "Early Purchase Price";

          (b) (i) the Indenture Trustee shall not, without the consent of the Owner Trustee, enter into, execute and deliver amendments or modifications in respect of any of the provisions of the Lease or the Intercreditor Agreement, and (ii) unless an Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee shall not, without the consent of the Owner Trustee, which consent shall not be withheld if no right or interest of the Owner Trustee or the Owner Participant shall be materially diminished or impaired thereby, (A) enter into, execute and deliver waivers or consents in respect of any of the provisions of the Lease or the Intercreditor Agreement, or
(B) approve any accountants, engineers, appraisers or counsel as satisfactory to render services for or issue opinions to the Owner Trustee pursuant to the Operative Agreements (other than counsel rendering tax opinions issued to the Owner Participant or the Owner Trustee, the approval of which shall be reserved exclusively to the Owner Participant or the Owner Trustee, as the case may be); provided that, whether or not an Indenture Event of Default has occurred and is continuing the Owner Trustee's consent shall be required with respect to any waivers or consents in respect of any of the provisions of Sections 6, 8 or 12 of the Lease, or of any other Section of the Lease or the Intercreditor Agreement to the extent such action shall affect (x) the amount or timing of, or the right to enforce payment of, any Excepted Property, (y) the timing or priority of any transfer or distribution of funds pursuant to the Intercreditor Agreement or the release of funds from, or the imposition of caps on, the Cash Trapping Account (as defined in the Intercreditor Agreement) or (z) the amount or timing of any amounts payable by the Lessee under the Lease or the Intercreditor Agreement as originally executed (or as subsequently modified with the consent of the Owner Trustee) which, absent the occurrence and continuance of an Indenture Event of Default hereunder, would be distributable to the Owner Trustee under Article III hereof;

          (c) at all times, whether or not an Indenture Event of Default has occurred and is continuing, the Owner Trustee and the Owner Participant shall have the right, together with the Indenture Trustee, (i) to receive from the Lessee, the Manager, the Insurance Manager and the Collateral Agent all notices, certificates, reports, filings, opinions of counsel and other documents and all information which any thereof is permitted or required to give or furnish to the Owner Trustee pursuant to any Operative Agreement (including pursuant to Section 13 of the Lease and Sections 2.5(a) and 3.14 of the Intercreditor Agreement),
(ii) to exercise inspection rights pursuant to Section 13 of the Lease and
Section 2.5(b) of the Intercreditor Agreement, (iii) to retain all rights with respect to insurance maintained for its own account which Section 12 of the Lease specifically confers on the Owner Participant or the Owner Trustee in its individual capacity and (iv) to exercise, to the extent necessary to enable it to exercise its rights under Section 4.4 hereof, the rights of the Owner Trustee to give any notices of default under Section 15 of the Lease;

          (d) so long as no Indenture Event of Default has occurred and is continuing (other than an Indenture Event of Default caused by a Lease Event of Default), the Owner Trustee shall have the right, together with the Indenture Trustee, (i) to consent to any amendment or modification of the Lessee's certificate of incorporation or bylaws in accordance with Section 6.2(q) of the Intercreditor Agreement, and (ii) to consent to the Lessee's entering into any additional lease and related documents in accordance with Section 6.4(f) of the Intercreditor Agreement;

          (e)  except as expressly provided to the contrary in clauses (a), (b),
(c) and (d) above, so long as no Indenture Event of Default has occurred and is continuing, all rights (including options, elections, determinations, consents, approvals, waivers and the giving of notices) of the Owner Trustee and the Owner Participant, as the case may be, under the Lease and the Intercreditor Agreement to the exclusion of the Indenture Trustee and any holder of an Equipment Note and without the consent of the Indenture Trustee or any holder of an Equipment Note; provided that the foregoing shall not, nor shall any other provision of this Section 5.11, limit (A) any rights separately and expressly granted to the Indenture Trustee or any holder of an Equipment Note under the Lease or the other Operative Agreements (including, without limitation, Section 9.5 hereof, Sections 8.2 and 8.4 of the Management Agreement and Sections 6.02 and 6.03 of the Insurance Agreement) or (B) the right of the Indenture Trustee or any holder of an Equipment

Note to receive any funds to be delivered to the Owner Trustee under the Lease or the Intercreditor Agreement (except with respect to Excepted Property).

     Notwithstanding the foregoing provisions of this Section 5.11, but subject always to Section 4.5 hereof and to the rights of the Owner Participant under
Section 4.4 hereof, the Indenture Trustee shall at all times have the right, to the exclusion of the Owner Trustee and the Owner Participant, to (A) demand, collect, sue for or otherwise receive and enforce the payment of all Rent due and payable under the Lease (other than any thereof constituting an Excepted Property or Excepted Right), (B) declare the Lease to be in default under
Section 15 thereof and (C) subject only to the provisions of Sections 4.3 and
4.4 hereof, exercise the remedies set forth in such Section 15 (other than in connection with the Excepted Property) and in Article IV hereof.

     The term "Indenture Event of Default" as used in this Section 5.11 only shall have the meaning attributed to such term in Section 4.1 but excluding the proviso in Section 4.1(a) thereof.

           ARTICLE VI. THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

     Section 6.1. Acceptance of Trusts and Duties.  The Indenture Trustee
                  -------------------------------
accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and agrees to receive and disburse all moneys received by it constituting part of the Indenture Estate in accordance with the terms hereof. The Indenture Trustee shall not be answerable or accountable under any circumstances, except for its own willful misconduct or gross negligence (or negligence or willful misconduct in the case of application or investment of moneys constituting the Indenture Estate) or breach of any of its representations or warranties or covenants set forth herein or in the Participation Agreement, or failure in the performance of its obligations under the last sentence of Section 5.4, and the Owner Trustee shall not be liable for any action or inaction of the Indenture Trustee and the Indenture Trustee shall not be liable for any action or inaction of the Owner Trustee. The Owner Trustee shall not be deemed a trustee for, or agent of, the holders of the Equipment Notes for any purpose.

     Section 6.2. Absence of Duties.  Except in accordance with written
                  -----------------
instructions or requests furnished pursuant to Section 5.1 or Section 5.2 and except as provided in, and without limiting the generality of, Section 5.4, the Indenture Trustee shall have no duty (i) to see to any registration of the Equipment or any recording or filing of the Lease, or of this Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on the Equipment or to effect or maintain any such insurance, whether or not the Lessee shall be in default with respect thereto, (iii) to confirm, verify or inquire into the failure to receive any financial statements of the Lessee or (iv) to inspect the Equipment at any time or ascertain or inquire as to the performance or observance of any of the Lessee's covenants under the Lease with respect to the Equipment. Notwithstanding the foregoing, the Indenture Trustee will furnish to any Loan Participant, so long as such Loan Participant or its nominees shall hold any of the Equipment Notes and to each of the Rating Agencies, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Indenture Trustee under this Indenture, to the extent that the same shall not have been furnished to the Indenture Trustee and the Loan Participants or the Rating Agencies, as the case may be, pursuant to the Lease or the Participation Agreement.

     Section 6.3.  No Representations or Warranties as to the Equipment or
                   -------------------------------------------------------
Documents. Neither the Owner Trustee nor the Owner Trustee in its individual
---------
capacity nor the Indenture Trustee makes or shall be deemed to have made (i) any representation or warranty, express or implied, as to the value, condition, design, operation, merchantability or fitness for use of the Equipment or as to their title thereto, or any other representation or warranty with respect to the Equipment whatsoever, or (ii) any representation or warranty as to the validity, legality or enforceability of this Indenture, the Trust Agreement, the Participation Agreement, the Equipment Notes, the Lease, any Lease Supplement, any Indenture Supplement or any other document or instrument or as to the correctness of any statement contained in any thereof (except as to the representations and warranties made by the Owner Trustee in its individual capacity as set forth in Section 3.1 of the Participation Agreement), except that the Owner Trustee and the Indenture Trustee each in its individual capacity hereby confirms the representations and warranties made by it in its individual capacity in Sections 3.1 and 3.3, respectively, of the Participation Agreement.

     Section 6.4.  Segregation of Moneys; No Interest; Investments.  (a) Subject
                   -----------------------------------------------
to Section 6.4(b) and 6.4(c), no moneys received by the Indenture Trustee hereunder need be segregated in any manner except to the extent required by law, and any such moneys may be deposited under such general conditions for the holding of trust funds as may be prescribed by law applicable to the Indenture Trustee, and, except as otherwise agreed by the Owner Trustee or the Indenture Trustee, as the case may be, neither the Owner Trustee nor the Indenture Trustee shall be liable for any interest thereon.

          (b) Any amounts held by the Indenture Trustee pursuant to the express terms of this Indenture or the Lease and not required to be distributed as herein provided shall be invested and reinvested by the Indenture Trustee from time to time in Specified Investments at the written direction and at the risk and expense of the Lessee, except that in the absence of any such direction, such amounts need not be invested and reinvested and except that after a Lease Event of Default shall have occurred and be continuing, such amounts shall be so invested and reinvested by the Indenture Trustee in Indenture Investments. Any net income or gain realized as a result of any such investments or reinvestment shall be held as part of the Indenture Estate and shall be applied by the Indenture Trustee at the same times, on the same conditions and in the same manner as the amounts in respect of which such income or gain was realized are required to be distributed in accordance with the provisions hereof or of the Lease pursuant to which such amounts were required to be held and if no Lease Event of Default shall have occurred and be continuing any excess shall be paid to the Collateral Agent. Any such Specified Investments or Indenture Investments may be sold or otherwise reduced to cash (without regard to maturity date) by the Indenture Trustee whenever necessary to make any application as required by such provisions. The Indenture Trustee shall have no liability for any loss resulting from any such investment or reinvestment other than by reason of the willful misconduct or gross negligence of the Indenture Trustee.

          (c) On or prior to the Closing Date, the Indenture Trustee shall establish and thereafter maintain, in the name of the Indenture Trustee, for the benefit of the holders of the Equipment Notes, at the offices of the Indenture Trustee, a segregated account (the "Payment Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the holders of the Equipment Notes, but subject to the terms and conditions of this Indenture. The Indenture Trustee shall have sole dominion and control over the Payment Account and all amounts on deposit therein, including the sole power to direct withdrawals from the Payment Account. Amounts may be withdrawn from the Payment Account only in accordance with the provisions of Article III of this Indenture and only by officers and employees authorized by the Indenture Trustee in writing.

     Section 6.5. Reliance; Agents; Advice of Counsel.  The Indenture Trustee
                  -----------------------------------
shall incur no liability to anyone acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Indenture Trustee may accept a copy of a resolution of the Board of Directors of any party to the Participation Agreement, certified by the Secretary or an Assistant Secretary of such party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said Board and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Indenture Trustee may for all purposes hereof rely on a certificate, signed by an officer of the Lessee, as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Indenture Trustee shall furnish to the Owner Trustee upon request such information and copies of such documents as the Indenture Trustee may have and as are necessary for the Owner Trustee to perform its duties under Article II hereof. The Indenture Trustee shall assume, and shall be fully protected in assuming, that the Owner Trustee is authorized by the Trust Agreement to enter into this Indenture and to take all action permitted to be taken by it pursuant to the provisions hereof, and need not inquire into the authorization of the Owner Trustee with respect thereto. In the administration of the trusts hereunder, the Indenture Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the reasonable expense of the Indenture Estate, consult with independent counsel, accountants and other skilled persons to be selected and employed by it, and the Indenture Trustee shall not be liable for anything done, suffered, or omitted in good faith by it in accordance with the written advice or opinion of any such independent counsel, accountants or other skilled persons acting within such persons' area of competence (so long as the Indenture Trustee shall have exercised reasonable care in selecting such persons).

     Section 6.6  Not Acting in Individual Capacity.  The Owner Trustee and the
                  ---------------------------------
Indenture Trustee each acts hereunder solely as trustee hereunder and, in the case of the Owner Trustee, under the Trust Agreement and not in its individual capacity unless otherwise expressly provided; and all Persons, other than the holders of Equipment Notes to the extent expressly provided in this Indenture, having any claim against the Owner Trustee or the Indenture Trustee by reason of the transactions contemplated hereby shall, subject to the Lien and priorities of payment as herein provided, look only to the Indenture Estate for payment or satisfaction thereof.

             ARTICLE VII.  CERTAIN LIMITATIONS ON OWNER TRUSTEE'S
                        AND INDENTURE TRUSTEE'S RIGHTS

     Each of the Owner Trustee and the Indenture Trustee agrees that it shall have no right against the holders of the Equipment Notes or the Indenture Estate (except in the case of the Indenture Trustee as expressly provided in Section
4.3 hereof) for any fee as compensation for its services hereunder or any expenses or disbursements incurred in connection with the exercise and performance of its powers and duties hereunder or any indemnification against liability which it may incur in the exercise and performance of such powers and duties but, on the contrary, shall look solely to the Lessee for such payment and indemnification and that neither the Owner Trustee nor the Indenture Trustee shall have any Lien on the Indenture Estate as security for such compensation, expenses, reasonable counsel fees, if any, disbursements and indemnification.

                       ARTICLE VII.  SUCCESSOR TRUSTEES

     Section 8.1  Notice of Successor Owner Trustee.  In the case of any
                  ---------------------------------
appointment of a successor Owner Trustee pursuant to the Trust Agreement or any merger, conversion, consolidation or sale of substantially all the business involving the Owner Trustee pursuant to the Trust Agreement, the successor Owner Trustee shall give prompt written notice thereof to the Indenture Trustee, the Lessee and the holders of all Equipment Notes at the time outstanding.

     Section 8.2  Resignation of Indenture Trustee; Appointment of Successor.
                  ----------------------------------------------------------
The resignation or removal of the Indenture Trustee and the appointment of a successor Indenture Trustee shall become effective only upon the successor Indenture Trustee's acceptance of appointment as provided in this Section 8.2. The Indenture Trustee or any successor thereto may resign at any time without cause by giving at least 30 days' prior written notice to the Owner Trustee, the Owner Participant, the Lessee and the holders of the Equipment Notes. A Majority in Interest may at any time remove the Indenture Trustee without cause by an instrument in writing delivered to the Owner Trustee, the Owner Participant, the Lessee and the Indenture Trustee. The Owner Trustee may remove the Indenture Trustee if: (1) the Indenture Trustee fails to comply with
Section 8.2(c); (2) the Indenture Trustee is adjudged a bankrupt or an insolvent; (3) a receiver or public officer takes charge of the Indenture Trustee or its property; or (4) the Indenture Trustee becomes incapable of performing its duties hereunder.

          (a) In the case of the resignation or removal of the Indenture Trustee, the Owner Trustee shall, unless otherwise directed by a Majority in Interest, promptly appoint a successor Indenture Trustee, provided that a Majority in Interest may appoint, within one year after such resignation or removal, a successor Indenture Trustee which may be other than the successor Indenture Trustee appointed as provided above, and such successor Indenture Trustee appointed as provided above shall be superseded by the successor Indenture Trustee so appointed by a Majority in Interest. If a successor Indenture Trustee shall not have been appointed and accepted its appointment hereunder within 60 days after the Indenture Trustee gives notice of resignation or is removed as provided above, the retiring Indenture Trustee, the Lessee, the Owner Trustee or a Majority in Interest may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. Any successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as provided in the proviso to the first sentence of this paragraph (a) within one year from the date of the appointment by such court.

          (b) Any successor Indenture Trustee, however appointed, shall execute and deliver to the Owner Trustee and the Lessee and to the predecessor Indenture Trustee an instrument accepting such appointment, and thereupon such successor Indenture Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Indenture Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Indenture Trustee herein; but nevertheless, upon the written request of such successor Indenture Trustee, such predecessor Indenture Trustee shall execute and deliver an instrument transferring to such Indenture Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor Indenture Trustee, and such Indenture Trustee shall duly assign, transfer, deliver and pay over to such successor Indenture Trustee all moneys or other property then held by such predecessor Indenture Trustee hereunder.

          (c) The Indenture Trustee shall be a bank or trust company organized under the laws of the United States or any State thereof having a combined capital and surplus of at least $[100,000,000], if there be such an institution willing, able and legally qualified to perform the duties of the Indenture Trustee hereunder upon reasonable or customary terms.

          (d) Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Indenture Trustee may be transferred, shall, subject to the terms of paragraph (c) of this Section, be the Indenture Trustee under this Indenture without further act.

                    ARTICLE IX.  SUPPLEMENTS AND AMENDMENTS
                     TO THIS INDENTURE AND OTHER DOCUMENTS

     Section 9.1  Supplemental Indentures without Consent of Holders.  (a) The
                  --------------------------------------------------
Owner Trustee and the Indenture Trustee, at any time and from time to time, without notice to or the consent of any holders of any Equipment Notes (except that the Indenture Trustee shall give notice to each of the Rating Agencies), may enter into one or more indentures supplemental hereto for any of the following purposes:

               (i) to correct or amplify the description of any property at any time subject to the Lien of this Indenture or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Indenture or to subject to the Lien of this Indenture any Unit or Units substituted for any Unit or Units in accordance with the Lease; provided, however, that indenture supplements entered into for the purpose of subjecting to the Lien of this Indenture any Unit or Units substituted for any Unit or Units in accordance with the Lease need only be executed by the Owner Trustee; or

               (ii) to evidence the succession of another trustee to the Owner Trustee and the assumption by any such successor of the covenants of the Owner Trustee herein and in the Equipment Notes contained, or to evidence (in accordance with Article VIII) the succession of a new Indenture Trustee hereunder; or

               (iii) to add to the covenants of the Owner Trustee, for the benefit of the holders of the Equipment Notes, or to surrender any right or power herein conferred upon the Owner Trustee; or

               (iv) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising hereunder so long as any such action does not adversely affect the interests of the holders of the Equipment Notes;

provided that no such supplement to this Indenture or waiver or modification of the terms hereof shall adversely affect in a substantive manner the interests of the Lessee without the Lessee's prior written consent, and in no event shall the terms of (x) the proviso to the first sentence of Section 4.3(a) or (y) Section
4.5 be so altered or modified without such Lessee consent.

          (b) Supplemental Indentures with Consent of Majority In Interest.
              ------------------------------------------------------------
With the written consent of a Majority in Interest, the Owner Trustee (but only on the written request of the Owner Participant) may, and the Indenture Trustee, subject to Section 9.2 hereof, shall, at any time and from time to time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights and obligations of holders of the Equipment

Notes and of the Owner Trustee under this Indenture; provided, however, without the consent of each holder of an Equipment Note affected thereby, no such supplemental indenture shall:

               (1) change the final maturity of the principal of any Equipment Note, or change the dates or amounts of payment of any installment of the principal of, Premium, if any, or interest on any Equipment Note, or reduce the principal amount thereof or the Premium, if any, or interest thereon, or change to a location outside the United States the place of payment where, or the coin or currency in which, any Equipment Note or the Premium, if any, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or Premium, if any, or interest on or after the date such principal or Premium, if any, or interest becomes due and payable; or

               (2) create any Lien with respect to the Indenture Estate ranking prior to, or on a parity with, the security interest created by this Indenture except such as are permitted by this Indenture, or deprive any holder of an Equipment Note of the benefit of the Lien on the Indenture Estate created by this Indenture; or

               (3) reduce the percentage in principal amount of the Equipment Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Indenture, or of certain defaults hereunder and their consequences) provided for in this Indenture; or

               (4) modify any provisions of this Section 9.1(b), except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Equipment Note affected thereby;

provided that so long as no Lease Event of Default shall have occurred and be continuing, no such supplement to this Indenture or waiver or modification of the terms hereof shall adversely affect in a substantive manner the interests of the Lessee without the Lessee's prior written consent, and in no event shall the terms of (x) the proviso to the first sentence of Section 4.3(a) or (y) Section
4.5 be so altered or modified without such Lessee consent.

     Section 9.2  Indenture Trustee Protected.  If in the opinion of the
                  ---------------------------
Indenture Trustee any document required to be executed pursuant to the terms of
Section 9.1 adversely affects any right, duty, immunity or indemnity in favor of the Indenture Trustee under this Indenture, the Participation Agreement or the Lease, the Indenture Trustee may in its discretion decline to execute such document.

     Section 9.3  Request of Substance, Not Form.  It shall not be necessary for
                  ------------------------------
the consent of the holders of Equipment Notes under Section 9.1(b) to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Section 9.4  Documents Mailed to Holders.  Promptly after the execution by
                  ---------------------------
the Indenture Trustee of any document entered into pursuant to Section 9.1(b), the Indenture Trustee shall mail, by first-class mail, postage prepaid, a conformed copy thereof to each holder of an Equipment Note at its address last known to the Indenture Trustee, but the failure of the Indenture Trustee to mail such conformed copies shall not impair or affect the validity of such document.

     Section 9.5  Amendments, Waivers, Etc. of Other Documents.  (a)
                  --------------------------------------------
Notwithstanding any provision of this Indenture to the contrary, without the consent of a Majority in Interest, the respective parties to the Lease, the Participation Agreement, the Intercreditor Agreement and the Trust Agreement may not modify, amend or supplement any of such agreements, or give any consent, waiver, authorization or approval under any of such agreements, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder; provided, however, that the actions specified in subsection
(b) of this Section 9.5 may be taken, except as otherwise expressly provided therein, without the consent of the Indenture Trustee or of a Majority in Interest or any holder of an Equipment Note.

          (b) Subject to the provisions of subsection (c) of this Section 9.5, the respective parties to the Lease, the Trust Agreement and the Participation Agreement, at any time and from time to time without the consent of the Indenture Trustee or of a Majority in Interest or any holder of an Equipment Note, may:

               (1) so long as no Indenture Event of Default shall have occurred and be continuing, modify, amend or supplement the Lease, or give any consent, waiver, authorization or approval with respect thereto, except that without the consent of a Majority in Interest, the parties to the Lease shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Lease: Sections 2, 3.1 (if the result thereof would be to shorten the Basic Term to a period shorter than the period ending with the final maturity of the Equipment Notes), 3.2, 3.3, 3.4, 3.5 (except insofar as it relates to the address or account information of the Owner Trustee or Indenture Trustee) (other than as such Sections 3.1 through 3.5 may be amended pursuant to Section 3.4 of the Lease as originally executed), 4, 6 (but only to the extent such Section is made operative by Section 15), 7, 8, 9, 10 (except that additional requirements may be imposed on the Lessee's ability to terminate the Lease with respect to a Unit), 11 (except that additional requirements may be imposed on the Lessee's ability to replace a Unit subject to an Event of
     Loss), 12 (except that additional insurance requirements may be imposed on the Lessee), 13, 14, 15, 16, 17, 18, 19, 20, 21, 22 (if the result thereof would be to provide any renewal or purchase option contained in such Section prior to the final maturity of the Equipment Notes), 24, 25.1, 25.4, 25.6, 25.10, and any definition of terms used in the Lease, to the extent that any modification of such definition would result in a modification of the Lease not permitted as aforesaid in this clause (1) of subsection (b); provided that, subject to Section 5.11 hereof, in the event an Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee shall have all rights of the Owner Trustee as "Lessor" under the Lease to modify, amend or supplement the Lease or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the "Lessor" thereunder;

               (2) modify, amend or supplement the Trust Agreement, or give any consent, waiver, authorization or approval with respect thereto, except that without the consent of a Majority in Interest, the parties to the Trust Agreement shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to Sections [2.1, 2.2, 3.1, 4.4, 7.1, 7.2, 9.1, 10.1, 10.2, 10.7, 10.11] or any other Section of the Trust Agreement if such action would materially adversely affect the interest of the Loan Participants, and any definition of terms used in the Trust Agreement, to the extent that any modification of such definition would result in a modification of the Trust Agreement not permitted pursuant to this subsection (b);

               (3) modify, amend or supplement the Participation Agreement, or give any consent, waiver, authorization or approval with respect thereto, except that without the consent of a Majority in Interest, the parties to the Participation Agreement shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Participation Agreement: Sections 1, 2, 3, 4, 5, 6, 7, 10.2, 10.5, 10.7, 10.9 and 10.13(a), each provision of the Participation Agreement which specifically refers to the Indenture Trustee or Loan Participants and any definition of terms used in the Participation Agreement, to the extent that any modification of such definition would result in a modification of the Participation Agreement not permitted pursuant to this Section 9.5(b); and

               (4) modify, amend or supplement any of said agreements in order to cure any ambiguity, to correct or supplement any provision thereof which may be defective or inconsistent with any other provision thereof or any provision of this Indenture, or to make any other provision with respect to matters or questions arising thereunder or under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided any such action shall not adversely affect the interests of the holders of the Equipment Notes.

          (c) No modification, amendment, supplement, consent, waiver, authorization or approval with respect to the Lease or the Participation Agreement, whether effected pursuant to subsection (a) or pursuant to subsection
(b) of this Section 9.5, and anything in such subsections or elsewhere in this Indenture to the contrary notwithstanding, shall, without the consent of the holder of each Equipment Note affected thereby:

               (1) modify, amend or supplement the Lease in such a way as to extend the time of payment of Basic Rent or Stipulated Loss Value and any other amounts payable under, or as provided in, the Lease upon the occurrence of an Event of Loss or Termination Value and any other amounts payable under, or as provided in, the Lease upon termination thereof or reduce the amount of any installment of Basic Rent so that the same is less than the payment of interest and principal (in accordance with Scheduled Amortization) on the Equipment Notes, as the case may be, to be made from such installment of Basic Rent or reduce the aggregate amount of Stipulated Loss Value and any other amounts payable under, or as provided in, the Lease upon the occurrence of an Event of Loss so that the same is less than the accrued interest on and principal (in accordance with Scheduled Amortization) of the Equipment Notes required to be paid at the time of such payments, or reduce the amount of Termination Value, Early Purchase Price and any other amounts payable under, or as provided in, the Lease upon termination thereof so that the same is less than the accrued interest on and principal (in accordance with Scheduled Amortization) of the Equipment Notes required to be paid at the time of such payments;

               (2) modify, amend or supplement the Lease in such a way as to, or consent to any assignment of the Lease or give any consent, waiver, authorization or approval which would, release the Lessee from its obligation in respect of payment of Basic Rent or Stipulated Loss Value and any other amounts payable under, or as provided in, the Lease upon the occurrence of an Event of Loss, or Termination Value or Early Purchase Price and any other amounts payable under, or as provided in, the Lease upon termination thereof, except as provided in the Lease; or

               (3) modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties under the respective documents, in respect of (i) the second paragraph of Section 3.2 of the Lease, (ii) Section 2.6(c) of the Participation Agreement, (iii) the second sentence of the definitions of "Early Purchase Price", "Stipulated Loss Value", and "Termination Value" and (iv) Section 8.9 of the Intercreditor Agreement.

                          ARTICLE X.  MISCELLANEOUS

     Section 10.1.  Termination of Indenture.  With respect to the Equipment,
                    ------------------------
this Indenture and the trusts created hereby shall terminate and this Indenture shall be of no further force or effect upon the earliest to occur of (i) the termination of the Lease Term with respect to all Units by Lessee pursuant to
Section 10 or Section 22.1 thereof and upon payment in full to the Indenture Trustee of the amounts required to be paid pursuant to Section 2.10(a) or
Section 2.10(c), as the case may be, in respect of all Units, (ii) the termination of the Lease with respect to all Units pursuant to Section 11 thereof and upon payment in full to the Indenture Trustee of the amounts required to be paid pursuant to Section 2.10(b) in respect of all Units, and (iii) the payment in full of the principal amount of and interest on all Equipment Notes outstanding hereunder and all other sums payable to the Indenture Trustee and the holders of the Equipment Notes hereunder and under such Equipment Notes and under the Participation Agreement.

     Section 10.2.  No Legal Title to Indenture Estate in Holders.  No holder of
                    ---------------------------------------------
an Equipment Note shall have legal title to any part of the Indenture Estate.
No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and interest of any holder of an Equipment Note in and to the Indenture Estate or hereunder shall operate to terminate this Indenture or the trusts hereunder or entitle any successor or transferee of such holder to an accounting or to the transfer to it of legal title to any part of the Indenture Estate.

     Section 10.3.  Sale of Equipment by Indenture Trustee is Binding.  Any sale
                    -------------------------------------------------
or other conveyance of the Equipment by the Indenture Trustee made pursuant to the terms of this Indenture or the Lease shall bind the holders of the Equipment Notes, the Owner Trustee and the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Indenture Trustee, the Owner Trustee, the Owner Participant and such holders of the Equipment Notes in and to the Equipment. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Indenture Trustee.

     Section 10.4.  Remedies Cumulative.  Each and every right, power and remedy
                    -------------------
herein specifically given to the Indenture Trustee or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Trustee or the Lessee or to be an acquiescence therein.

     Section 10.5.  Discontinuance of Proceedings.  In case the Indenture
                    -----------------------------
Trustee shall have proceeded to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee, then and in every such case the Owner Trustee, the Owner Participant, the Indenture Trustee and the Lessee shall be restored to their former positions and rights hereunder with respect to the Indenture Estate, and all rights, remedies and powers of the Indenture Trustee shall continue as if no such proceedings had been undertaken (but otherwise without prejudice).

     Section 10.6.  Indenture and Equipment Notes for Benefit of Owner Trustee,
                    -----------------------------------------------------------
Indenture Trustee, Owner Participant and Holders Only.  Nothing in this
-----------------------------------------------------
Indenture, whether express or implied, shall be construed to give to any Person other than the Owner Trustee (individually and as trustee), the Indenture Trustee, the Owner Participant (as set forth herein) and the holders of the Equipment Notes any legal or equitable right, remedy or claim under or in respect of this Indenture or any Equipment Note.

     Section 10.7.  Notices.  Unless otherwise expressly specified or permitted
                    -------
by the terms hereof, all communications and notices provided for herein shall be in writing or by facsimile capable of creating a written record, and any such notice shall become effective (i) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (ii) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (iii) in the case of notice by such facsimile, upon confirmation of receipt thereof, provided such transmission is promptly further confirmed in writing by either of the methods set forth in clause (i) or (ii), in each case addressed to the following Person at its respective address set forth below or at such other address as such Person may from time to time designate by written notice to the other Persons listed below:

                   If to the Owner Trustee: [Owner Trustee]


                         Attention: ________________
                         Fax No.:  ________________
                         Confirmation No.: _________

                       with copies to Owner Participant.

                 If to Owner Participant: [Owner Participant]


                         Attention: _________________
                         Fax No.: __________________
                         Confirmation No.: __________

        If to the Indenture Trustee: The First National Bank of Chicago
                     One First National Plaza, Suite 0126
                         Chicago, Illinois 60670-0126
                 Attention: Corporate Trust Services Division
                          Fax No.: [(312) 407-1708]
                      Confirmation No.: [(312) 407-1892]

             If to Lessee: General American Railcar Corporation II
                c/o General American Transportation Corporation
                            500 West Monroe Street
                           Chicago, Illinois 60661
                        Attention:  Treasurer (1998-1)
                           Fax No.:  (312) 621-6645
                       Confirmation No.:  (312) 621-6200

     If to a Loan Participant: At such address as is set forth on Schedule 2 of the Participation Agreement or, if not so specified, at the address set forth in the register maintained pursuant to Section 2.7 hereof, or at such address as such Loan Participant shall have furnished by notice to the Owner Trustee and the Indenture Trustee.

            If to a Rating Agency: Standard & Poor's Ratings Group
                                  25 Broadway
                           New York, New York 10004
                          Attention: [Steven Rooney]
                          Structured Finance Ratings
                           Fax No.: [(212) 208-0027]
                      Confirmation No.: [(212) 208-1829]

                        Moody's Investors Service, Inc.
                               99 Church Street
                           New York, New York 10007
                         Attention: [Christina Cotton]
                              Structured Finance
                          Fax No.: [(212) 553-3856]
                      Confirmation No.: [(212) 553-4148]

     Notwithstanding the foregoing provisions, for purposes of Sections 4.1, 4.2, 4.4, 5.1 and 5.2, written notice shall be deemed given when it is in fact received (by mail or otherwise) by any addressee at the respective addresses specified above.

     Section 10.8.   Severability.  Any provision of this Indenture which is
                     ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In the event of any inconsistency or conflict between any provision of this Indenture and any provision of the Trust Agreement, such provision in this Indenture shall govern and control.

     Section 10.9.  Separate Counterparts.  This Indenture may be executed in
                    ---------------------
any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Indenture including a signature page executed by each of the parties hereto shall be an original counterpart of this Indenture, but all of such counterparts together shall constitute one instrument.

     Section 10.10. Successors and Assigns.  All covenants and agreements
                    ----------------------
contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and permitted assigns, the Owner Participant and its successors and permitted assigns, and the Indenture Trustee and its successors and permitted assigns, and each holder of an Equipment Note, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any holder of an Equipment Note shall bind the successors and assigns of such holder.

     Section 10.11. Headings.  The headings of the various Articles and Sections
                    --------
herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     Section 10.12. Governing Law.  This Indenture shall in all respects be
                    -------------
governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance, without regard to principles of conflict of laws.

     Section 10.13. Normal Commercial Relations  Anything contained in this
                    ---------------------------
Indenture to the contrary notwithstanding, the Owner Participant, the Owner Trustee or the Indenture Trustee or any affiliate of the Owner Participant, the Owner Trustee or the Indenture Trustee may enter into commercial banking or other financial transactions, and conduct banking or other commercial relationships, with the Lessee, any holder of an Equipment Note or the Indenture Trustee (in its individual capacity or otherwise) fully to the same extent as if this Indenture were not in effect, including, without limitation, the making of loans or other extensions of credit for any purpose whatsoever.

     Section 10.14. No Recourse Against Others.  No director, officer, employee
                    --------------------------
or stockholder, as such, of Lessee, Owner Trustee, Owner Participant or Indenture Trustee shall have any liability for any obligations of Lessee, Owner Participant, Owner Trustee or Indenture Trustee or under the Equipment Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder of the Equipment Notes by accepting an Equipment Note waives and releases all such liability. The waiver and release are part of the consideration of the Equipment Notes.

     Section 10.15. Intercreditor Agreement.  Each party hereto agrees that,
                    -----------------------
notwithstanding anything to the contrary contained herein or in any other Operative Agreement, the exercise by such party of any and all rights and/or remedies that such party may have hereunder is subject in all respects to the terms of the Intercreditor Agreement.

                              *        *        *

   IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers or attorneys-in-fact, as the case may be, thereunto duly authorized, as of the day and year first above written.

                               [Owner Trustee],
not in its individual capacity except as set forth in Section 6.3 hereof, but solely as Owner Trustee


                                      By:
                                     Name:
                                    Title:


                      THE FIRST NATIONAL BANK OF CHICAGO,
                             as Indenture Trustee


                                      By:
                                     Name:
                                    Title:

                                   State of)
                                     ) SS:
                                  County of)

          On this ____ day of _______________, 1998, before me personally appeared _________________________, to me personally known, who being by me duly sworn, did say that he is the _________________________ of [Owner Trustee], that said instrument was signed on such date on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.



                          __________________________
                                       Notary Public
                                [Notarial Seal]

                            My commission expires:



                                   State of)
                                     ) SS:
                                  County of)


          On this ____ day of _______________, 1998, before me personally appeared _________________________, to me personally known, who being by me duly sworn, did say that he is __________________________ of The First National Bank of Chicago, that said instrument was signed on such date on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.

                          __________________________
                                       Notary Public
                                [Notarial Seal]

                            My commission expires:

                                   EXHIBIT A

                       TRUST INDENTURE SUPPLEMENT NO._
                                   (1998-1)

     This Indenture Supplement No. ___ (1998-1), dated ____________ (this "Indenture Supplement"), of [Owner Trustee], not in its individual capacity but solely as trustee (the "Owner Trustee") under the Trust Agreement (1998-1), dated as of August 1, 1998 (the "Trust Agreement"), between the Owner Trustee in its individual capacity and [Owner Participant], as Owner Participant;

                                  WITNESSETH:

     WHEREAS, the Trust Indenture and Security Agreement (1998-1) dated as of August 1, 1998 (the "Indenture"), between the Owner Trustee and The First National Bank of Chicago, as Indenture Trustee (the "Indenture Trustee"),
                                                     -----------------
provides for the execution and delivery of Indenture Supplements thereto substantially in the form hereof each of which shall particularly describe the Units covered by a related Lease Supplement under the Lease, by having attached thereto a copy of such related Lease Supplement, and shall specifically mortgage such Units to the Indenture Trustee;

     WHEREAS, the Indenture includes the Equipment described in the copy of Lease Supplement No. __ attached hereto and made a part hereof; and

     [WHEREAS, an executed counterpart of the Indenture is attached to this Indenture Supplement;]

     NOW, THEREFORE, in order to secure the prompt payment of the principal of, and Premium, if any, and interest on all of the Equipment Notes from time to time outstanding under the Indenture and the performance and observance by the Owner Trustee of all the agreements, covenants and provisions in the Indenture for the benefit of the holders of the Equipment Notes and in the Equipment Notes, subject to the terms and conditions of the Indenture, and in consideration of the premises and of the covenants contained in the Indenture and of the acceptance of the Equipment Notes by the holders thereof, and of the sum of $1.00 paid to the Owner Trustee by the Indenture Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Owner Trustee
(i) has sold, assigned, transferred, pledged and confirmed, and does hereby sell, assign, transfer, pledge and confirm, a security interest in and mortgage lien on all right, title and interest of the Owner Trustee in and to the property comprising the Equipment described in the copy of Lease Supplement No. __ attached hereto, and (ii) has sold, assigned, transferred and set over, a security interest in and mortgage lien on all of the right, title and interest of the Owner Trustee under, in and to such Lease Supplement (excluding, however, any rights to Excepted Property thereunder), referred to above, to the

Indenture Trustee, its successors and assigns, in the trust created by the Indenture for the benefit of the holders from time to time of the Equipment Notes.

          To have and to hold all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the benefit and security of the holders from time to time of the Equipment Notes and for the uses and purposes and subject to the terms and provisions set forth in the Indenture.

          This Supplement shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

          This Supplement may be executed by the Owner Trustee in separate counterparts, each of which when so executed and delivered is an original, but all such counterparts shall together constitute but one and the same Supplement.

          AND FURTHER, the Owner Trustee hereby acknowledges that the Equipment referred to in the aforesaid Lease Supplement attached hereto and made a part hereof has been delivered to the Owner Trustee and is included in the property of the Owner Trustee covered by all the terms and conditions of the Trust Agreement, subject to the pledge or mortgage thereof under the Indenture.

                            *          *          *

          IN WITNESS WHEREOF, the Owner Trustee has caused this Indenture Supplement to be duly executed by one of its duly authorized officers, as of the day and year first above written.

                               [Owner Trustee],
          not in its individual capacity, but solely as Owner Trustee

                                      By:
                                     Name:
                                     Title

                                   State of)
                                     ) SS:
                                  County of)

          On this ____ day of ____________, 1998, before me personally appeared __________________________, to me personally known, who being by me duly sworn, did say that he is ______________________ of [Owner Trustee], that said instrument was signed on such date on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.

               ___________________________       Notary Public

                                [Notarial Seal]

                            My commission expires:

                                   EXHIBIT B

                            TERMS OF EQUIPMENT NOTE


Principal Amount              Interest Rate           Rated Maturity Date
----------------              -------------           -------------------
$_______________              ________%               _________________, 20___

                                   EXHIBIT C

                               LOAN PARTICIPANT


                                                         Percentage of
                  Loan Participant                       Principal Amount
                  ----------------                       -----------------

Equipment Note    The First National Bank of                   100%
                  Chicago, as Trustee under the
                  Pass Through Trust
                  Agreement

                                    ANNEX A

                          RATED AMORTIZATION SCHEDULE

                                   [to come]

                                    ANNEX B

                        SCHEDULED AMORTIZATION SCHEDULE

                                   [to come]

                                    FORM OF


                                                                      Appendix A
                                                                              to
                                                         Participation Agreement
                                                                 Lease Agreement
                                                                 Trust Indenture
                                                                 Trust Agreement
                                                                        (1998-1)


                                  DEFINITIONS

General Provisions

     The following terms shall have the following meanings for all purposes of the Operative Agreements referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require, and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Appendix A and the provisions of the main text of any Operative Agreement, the provisions of the main text of such Operative Agreement shall control the construction of such Operative Agreement.

     Unless otherwise required by the context, (i) references to agreements shall be deemed to mean and include such agreements as the same may be amended, supplemented and otherwise modified from time to time, and (ii) references to parties to agreements shall be deemed to include the permitted successors and assigns of such parties.

Defined Terms

     "AAR"  shall mean the Association of American Railroads or any successor
      ---
thereto.

     "Accounts" shall mean the Collection Account, the Operating Account, the
      --------
Liquidity Reserve Account, the Special Reserves Account, the Non-Shared Payments Account, the Stipulated Loss Value Deficiency Account, the Cash Trapping Account and the Excess Cash Account specified in Section 3.1 of the Intercreditor Agreement.

     "Accumulated Equity Deficiency Amount" shall mean, on any Payment Date, an
      ------------------------------------
amount equal to any aggregate outstanding and then unpaid Equity Portion of Basic Rent.

     "Adjusted Payment Amount" shall mean, for each Adjusted Principal Period,
      -----------------------
the product of (i) the sum of all principal payments made during such Adjusted Principal Period (excluding any Prepaid Amount), and (ii) the Adjustment Multiplier at the Payment Date occurring for such Adjusted Principal Period.

     "Adjusted Principal Period" shall mean, at any Payment Date (the "Relevant
      -------------------------
Payment Date"), (i) in the event no Prepayment has been made, the period from the Closing Date to, but not including, the Relevant Payment Date, or (ii) in the event one or more Prepayments have been made on or prior to the Relevant Payment Date, each of the following periods, without duplication: (a) the period from the Closing Date to, but not including, the first Payment Date thereafter on which a Prepayment has been made on the Relevant Payment Date, (b) each period, if any, between two Payment Dates on which successive Prepayments have been made, in each case including the Payment Date upon which such period commences to, but not including, the Payment Date upon which such period ends, and (c) the period from the Payment Date immediately preceding the Relevant Payment Date on which a Prepayment was made to, but not including, the Relevant Payment Date.

     "Adjustment Multiplier" shall mean, for any Adjusted Principal Period at
      ---------------------
any Payment Date, a fraction, the numerator of which shall be the aggregate Equipment Cost of all Units included in the Indenture Estate immediately after such Payment Date (excluding the Equipment Cost of any Excluded Unit) and the denominator of which shall be the aggregate Equipment Cost of all Units included in the Indenture Estate at the commencement of such Adjusted Principal Period.

     "Administrative Services Agreement" shall mean the Administrative Services
      ---------------------------------
Agreement (1998-1) dated as of August 1, 1998, between GATC and the Company.

     "Affiliate" shall mean, with respect to any Person, any other Person which
      ---------
directly or indirectly controls, or is controlled by, or is under a common control with, such Person. The term "control" means the possession, directly or
                                      -------
indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have
                                      -----------       ----------
meanings correlative to the foregoing.

     "After-Tax Basis" shall mean, with respect to any payment due to any
      ---------------
Person, that the amount of such payment is supplemented by a further payment or payments so that the sum of all such payments, after reduction for all Taxes payable by such Person by reason of the receipt or accrual of such payments, shall be equal to the payment due to such Person.

     "Alternative  Minimum Tax" shall mean the alternative minimum tax imposed
      ------------------------
under Section 55 of the Code.

     "Appraisal" shall have the meaning assigned thereto in Section 4.3(a) of
      ---------
the Participation Agreement.

     "Average Life Date" shall mean, with respect to an Equipment Note, the date
      -----------------
which follows (i) in the case of an Equipment Note being prepaid, the prepayment date or, (ii) in the case of an Equipment Note not being prepaid, the date of such determination, by a period equal to the Remaining Weighted Average Life of such Equipment Note.

     "Bankruptcy Code" shall mean Chapter 11 of Title 11 of the United States
      ---------------
Code, 11 U.S.C. (S)101 et. seq.
                       --- ----

     "Base Component" shall have the meaning assigned thereto in Section 5.2 of
      --------------
the Management  Agreement.

     "Basic Rent" shall mean, with respect to any Unit, all rent payable by the
      ----------
Lessee to the Lessor pursuant to Section 3.2 of the Lease for the Basic Term for such Unit, and all rent payable pursuant to Section 22.4 of the Lease for any Renewal Term for such Unit.

     "Basic Term" shall have the meaning assigned thereto in Section 3.1 of the
      ----------
Lease.

     "Basic Term Commencement Date" shall mean the Closing Date.
      ----------------------------

     "Basic Term Expiration Date" shall mean _____________, 20__.
      --------------------------

     "Basic Term Purchase Price" shall mean, with respect to any Unit, the
      -------------------------
amount equal to the product of the percentage set forth in Section 6 of the Participation Agreement and the Equipment Cost for such Unit.

     "Beneficial Interest" shall mean the interest of the Owner Participant
      -------------------
under the Trust Agreement.

     "Bill of Sale" shall mean the full warranty bill of sale, dated the Closing
      ------------
Date or the date that any Replacement Unit is subjected to the Lease, from the Lessee to the Owner Trustee covering the Units delivered on the Closing Date or such Replacement Unit, as the case may be.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on
      ------------
which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York, Chicago, Illinois, the city and state in which the principal corporate trust office of the Owner Trustee is located, or, until the Lien of the Indenture has been discharged, the city and state in which the principal corporate trust office of the Indenture Trustee is located.

     "Car Service Contract" shall have the meaning assigned thereto in the first
      --------------------
recital clause of the Management Agreement.

     "Certificateholder" means the Person in whose name a Pass Through
      -----------------
Certificate is registered in the register for Pass Through Certificates of a particular series.

     "Claims" shall mean any and all costs, expenses, liabilities, obligations,
      ------
losses, damages, penalties, actions or suits or claims of whatsoever kind or nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort), including, without limitation, all reasonable out-of-pocket costs, disbursements and expenses (including legal fees and expenses) paid or incurred in connection therewith or related thereto.

     "Closing" shall have the meaning assigned thereto in Section 2.3(b) of the
      -------
Participation Agreement.

     "Closing Date" shall mean the date on which the Closing occurs.
      ------------

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time
      ----
to time.

     "Collateral Agent" shall have the meaning assigned thereto in the
      ----------------
Intercreditor Agreement.

     "Collection Account" shall have the meaning assigned thereto in the
      ------------------
Intercreditor Agreement.

     "Company" or "Lessee" shall mean General American Railcar Corporation II, a
      -------      ------
Delaware corporation.

     "Company Documents" shall have the meaning assigned thereto in the
      -----------------
Intercreditor Agreement.

     "Company Fleet" shall mean, collectively, the Equipment [and the
      -------------
"Equipment" under the Other Leases].

     "Contiguous United States" shall mean the continental United States (except
      ------------------------
Alaska).

     "Credit Bankrupt" shall mean a Person which is subject to any bankruptcy or
      ---------------
insolvency proceeding, for reasons other than the occurrence of an extraordinary adverse event or circumstance which has led such Person to seek protection from its creditors, or is not paying its debts as they become due.

     "Customer" shall have the meaning assigned thereto in the first recital
      --------
clause of the Management Agreement.

     "Debt Rate" shall mean an interest rate equal to ____% per annum (computed
      ---------
on the basis of a 360-day year of twelve 30-day months).

     "Default Interest" shall mean interest on any amount of the Rated
      ----------------
Amortization Amount of, or Regular Interest on, Equipment Notes that was not paid when such amount became due and payable.

     "Default Rate" shall mean the lesser of [1.5]% over the Debt Rate and the
      ------------
maximum interest rate from time to time permitted by law.

     "Determination Date" shall mean a Payment Date.
      ------------------

     "Early Purchase Date" shall mean the early purchase date specified on
      -------------------
Schedule 6 to the Participation Agreement.

     "Early Purchase Price" shall mean, with respect to any Unit, the amount
      --------------------
equal to the product of the percentage set forth in Schedule 6 to the Participation Agreement and the Equipment Cost for such Unit. Notwithstanding anything to the contrary contained in the Lease or in the Participation Agreement, the Early Purchase Price for such Unit (both before and after any adjustment pursuant to Section 2.6 of the Participation Agreement) will, under any circumstances and in any event, be an amount which, together with any other amounts required to be paid by the Lessee under the Lease in connection with its exercise of the option under Section 22.1 of the Lease, will be at least sufficient to pay in full as of the Early Purchase Date the Accumulated Equity Deficiency Amount, the aggregate unpaid principal of the Equipment Notes issued in respect of such Unit, together with all unpaid interest, Late Payment Premium and Make-Whole Amount, if any, thereon accrued to the date on which such amount is paid in accordance with the terms hereof and all other amounts then due to the holders of the Equipment Notes in respect of such Unit.

     "Eligible Group" shall mean a number and type of Units which, after the
      --------------
purchase by the Lessee of such Units, will (i) leave no fewer than 800 Equipment Units (as defined in the Intercreditor Agreement) subject to this Lease or Other Leases, and (ii) result in an allocation of Equipment Units (as defined in the Intercreditor Agreement) substantially similar to the allocation of Equipment Units (as defined in the Intercreditor Agreement) immediately prior to the purchase of such Units by the Lessee.

     "Equipment" shall mean, collectively, those items of railroad rolling stock
      ---------
described in the Lease Supplements and the Indenture Supplements, together with any and all accessions, additions, improvements to and replacements from time to time incorporated or installed in any item thereof which are the property of the Owner Trustee pursuant to the terms of a Bill of Sale or the Lease.

     "Equipment Cost" shall mean, for each Unit, the purchase price therefor
      --------------
paid by the Owner Trustee to the Lessee pursuant to Section 2 of the Participation Agreement and as set forth in Schedule 1 to the Participation Agreement with respect to such Unit. Notwithstanding anything to the contrary contained in the Operative Agreements, the Equipment Cost for any Replacement Unit shall be deemed to be the Equipment Cost or deemed Equipment Cost of the Unit replaced by such Replacement Unit.

     "Equipment Notes" shall mean the Equipment Notes, each substantially in the
      ---------------
form set forth in Section 2.1 of the Indenture, issued by the Owner Trustee pursuant to Section 2.2 of the Indenture, and authenticated by the Indenture Trustee, in principal amounts, maturities and bearing interest at the rates and payable as provided in Section 2.2 of the Indenture and secured as provided in the Granting Clause of the Indenture, and shall include any Equipment Note issued in exchange therefor or replacement thereof pursuant to Section 2.7 or
2.8 of the Indenture.

     "Equity Portion of Basic Rent" shall mean, at any Payment Date, the excess
      ----------------------------
of the amount of Basic Rent payable under the Lease on such Payment Date over the Scheduled Amortization Amount payable under the Indenture on such Payment Date.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, or any successor law.

     "Event of Loss" shall have the meaning assigned thereto in Section 11.1 of
      -------------
the Lease.

     "Excepted Property" shall mean (i) all indemnity payments (including,
      -----------------
without limitation, payments pursuant to Section 7 of the Participation Agreement, payments under the Tax Indemnity Agreement and payments pursuant to Section [5.04 of the Intercreditor Agreement]) to which the Owner Participant, the Owner Trustee, in its individual capacity, or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents is entitled pursuant to the Operative Agreements, (ii) any right, title or interest of the Owner Trustee, in its individual capacity, or the Owner Participant to any payment which by the terms of Section 17 of the Lease or any corresponding payment under Section 3.3 of the Lease shall be payable to or on behalf of the Owner Trustee, in its individual capacity, or to the Owner Participant, as the case may be, (iii) any insurance proceeds payable under insurance maintained by the Owner Trustee, in its individual capacity, or the Owner Participant pursuant to Section 12.5 of the Lease, (iv) any insurance proceeds payable to or on behalf of the Owner Trustee, in its individual capacity, or to the Owner Participant, under any public liability insurance maintained by the Lessee pursuant to Section 12 of the Lease (which shall include the amount of any self-insured retention paid by the Lessee) or by any other Person, (v) Transaction Costs or other amounts or expenses paid or payable to, or for the benefit of the Owner Trustee, in its individual capacity, or the Owner Participant pursuant to the Participation Agreement or the Trust Agreement, (vi) all right, title and interest of the Owner Participant or the Owner Trustee, in its individual capacity, in or relating to any portion of the Units and any other property (tangible or intangible), rights, titles or interests to the extent any of the foregoing has been released from the Lien of the Indenture pursuant to the terms thereof, (vii) upon termination of the Indenture pursuant to the terms thereof with respect to any Unit, all remaining amounts which shall have been paid or are payable by the Lessee and calculated on the basis of Stipulated Loss Value, (viii) any rights of the Owner Participant or the Owner Trustee, in its individual capacity, to demand, collect, sue for, or otherwise receive and enforce payment of the foregoing amounts, (ix) any amount payable to the Owner Participant by any Transferee as the purchase price of the Owner Participant's interest in the Trust Estate in compliance with the terms of the

Participation Agreement and the Trust Agreement and (x) the respective rights of the Owner Trustee, in its individual capacity, or the Owner Participant to the proceeds of and interest on the foregoing.

     "Excepted Rights" shall have the meaning assigned thereto in Section 5.11
      ---------------
of the Indenture.

     "Excluded Unit" shall mean, at any Payment Date, any Unit (i) for which the
      -------------
applicable Lease is to be terminated pursuant to Section 10 of the Lease on such Payment Date, (ii) which suffers an Event of Loss or a deemed Event of Loss under Section 9.1 of the Lease and is not replaced pursuant to Section 11.2(i) prior to or on such Payment Date, or (iii) which is to be purchased by the Lessee pursuant to Section 6.9 of the Participation Agreement or Section 22.1 of the Lease, as the case may be, on such Payment Date; provided that the principal amount of the Equipment Note or Notes which corresponds to the Equipment Cost of such Unit is to be prepaid in accordance with Section 2.10 of the Indenture on such Payment Date.

     "Existing Car Service Contracts" shall have the meaning assigned thereto in
      ------------------------------
the fourth recital clause of the Participation Agreement.

     "Extended Unit" shall have the meaning assigned thereto in Section 22.7 of
      -------------
the Lease.

     "Fair Market Rental Value" or "Fair Market Sales Value" with respect to any
      ------------------------      -----------------------
Unit, shall mean the cash rent or cash price obtainable for such Unit in an arm's length lease or sale between an informed and willing lessee or purchaser under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller, under no compulsion to lease or sell, as the case may be, as the same shall be specified by agreement between the Lessor and the Lessee. If the parties are unable to agree upon a Fair Market Rental Value and/or a Fair Market Sales Value within 30 days after delivery of notice by the Lessee pursuant to Section 22.2 of the Lease, or otherwise where such determination is required, within a reasonable period of time, such value shall be determined by appraisal. The Lessee will, within 15 days after such 30-day period, provide the Lessor with the name of an appraiser that would be satisfactory to the Lessee, and the Lessor and the Lessee shall consult with each other with the intent of selecting a mutually acceptable appraiser. If a mutually acceptable appraiser is selected, the Fair Market Rental Value or the Fair Market Sales Value, as the case may be, shall be determined by such appraiser, and the Lessee shall bear the cost thereof. If the Lessee and the Lessor are unable to agree upon a single appraiser within such 15-day period, two independent qualified appraisers, one chosen by the Lessee and one chosen by the Lessor shall jointly determine such value, and the Lessor shall bear the cost of the appraiser selected by the Lessor, and the Lessee shall bear the cost of the appraiser selected by the Lessee. If such appraisers cannot agree on the amount of such value within 15 days of appointment, one independent qualified appraiser shall be chosen by the American Arbitration Association. All three appraisers shall make a determination within a period of 15 days following appointment, and shall promptly communicate such determination in writing to the Lessor and the Lessee. If there shall be a panel of three appraisers, the three appraisals shall be averaged, and such average shall be the Fair Market Rental Value or Fair

Market Sales Value, as the case may be. The determination made shall be conclusively binding on both the Lessor and the Lessee. If there shall be a panel of three appraisers, the Lessee and the Lessor shall equally share the cost of the third appraiser. If such appraisal is pursuant to Section 6.1(e) of the Lease or is in connection with the exercise of remedies set forth in Section 15 of the Lease, the Lessee shall pay the costs of such appraisal. Notwithstanding any of the foregoing, for the purposes of Section 15 of the Lease, the Fair Market Rental Value or the Fair Market Sales Value, as the case may be, shall be zero with respect to any Unit if the Lessor is unable to recover possession of such Unit in accordance with the terms of paragraph (b) of
Section 15.1 of the Lease.

     "FRA" shall mean the Federal Railroad Administration or any successor
      ---
thereto.

     "Functional Group" shall mean each and all of the various groups of Units
      ----------------
so designated in Schedule 1 to the Participation Agreement.

     "GATC" shall mean General American Transportation Corporation, a New York
      ----
corporation.

     "GATC Assignment" shall mean the assignment by GATC to the Lessee of the
      ---------------
Existing Car Service Contracts on the Closing Date.

     "GATC Bill of Sale" shall mean the Bill of Sale, dated the Closing Date and
      -----------------
executed and delivered by GATC pursuant to the Transfer and Contribution Agreement, conveying the Equipment to the Lessee.

     "Hazardous Substances" shall mean any hazardous or toxic substances,
      --------------------
materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR (S) 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR (S) 302.4), or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law or the equivalent under applicable foreign laws including, without limitation, any materials, waste or substance which is (a) petroleum, (b) asbestos, (c) polychlorinated biphenyls, (d) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under applicable local, state or federal law or the equivalent under applicable foreign laws, (e) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act of 1977,
(f) defined as "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act of 1976, or (g) defined as "hazardous substances" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

     "Incentive Component" shall have the meaning assigned thereto in Section
      -------------------
5.3 of the Management Agreement.

     "Indemnified Person" shall have the meaning assigned thereto in Section
      ------------------
7.2(b) of the Participation Agreement.

     "Indenture" or "Trust Indenture" shall mean the Trust Indenture and
      ---------      ---------------
Security Agreement (1998-1), dated as of August 1, 1998 between the Owner Trustee, in the capacities described therein, and the Indenture Trustee. The term "Indenture" shall include, except where the context otherwise requires,
      ---------
each Indenture Supplement entered into pursuant to the terms of the Indenture.

     "Indenture Default" shall mean an Indenture Event of Default or an event
      -----------------
which, with notice or the passage of time or both, would become an Indenture Event of Default.

     "Indenture Estate" shall have the meaning assigned thereto in the Granting
      ----------------
Clause of the Indenture.

     "Indenture Event of Default" shall have the meaning assigned thereto in
      --------------------------
Section 4.1 of the Indenture.

     "Indenture Investment" shall mean any obligation issued or guaranteed by
      --------------------
the United States of America or any of its agencies for the payment of which the full faith and credit of the United States of America is pledged and with a final maturity on or before the date which is the earlier of (a) ninety days from the date of purchase thereof and (b) the first Payment Date occurring after the date of purchase thereof.

     "Indenture Supplement" shall mean an Indenture Supplement (1998-1) dated
      --------------------
the Closing Date or the date that any Replacement Unit is subjected to the Lien of the Indenture, substantially in the form of Exhibit A to the Indenture, between the Owner Trustee, in the capacities described therein, and the Indenture Trustee, covering the Units delivered on the Closing Date or such Replacement Unit, as the case may be. A "related" Indenture Supplement, when
                                          -------
used with respect to any Unit or Units, shall mean the Indenture Supplement under which such Unit or Units is or are included in the Indenture Estate.

     "Indenture Trustee" shall mean The First National Bank of Chicago, a
      -----------------
national banking association, as trustee under the Indenture and any successor institution.

     "Indenture Trustee Agreements" shall mean the Operative Agreements to which
      ----------------------------
the Indenture Trustee is or will be a party.

     "Inflation Factor" means, with respect to any calendar year, the quotient
      ----------------
(expressed as a decimal) obtained by dividing (i) the PPI published in respect of the most recently ended calendar year (the "New Year"), by (ii) the PPI published in respect of the calendar year immediately preceding the New Year. "PPI", for purposes hereof, means, with respect to any calendar year or any
 ---
period during any calendar year, the "Producer Price Index" applicable to the capital equipment sector as published by the Bureau of Labor Statistics for the United States Department of Labor. If the PPI shall be converted to a different standard reference base or otherwise revised after the date hereof, PPI shall thereafter be calculated with use of such new or revised statistical measure published by the Bureau of Labor Statistics or, if not so published, as may be published by any other reputable publisher of such price index selected by the Manager.

     "Initial Manager" shall mean GATC.
      ---------------

     "Insurance Agreement" shall mean the Insurance Agreement dated as of August
      -------------------
1, 1998 between the Lessee and GATC.

     "Insurance Letter" shall mean that certain letter dated August __, 1998
      ----------------
(1998-1) from the Lessee and the Manager to the Owner Trustee, which contains the acknowledgment and consent of the Owner Participant, the Pass Through Trustee and the Indenture Trustee.

     "Insurance Manager" shall have the meaning assigned thereto in the
      -----------------
Insurance Agreement.

     "Interchange Rules" shall mean the interchange rules or supplements thereto
      -----------------
of the AAR, as the same may be in effect from time to time.

     "Intercreditor Agreement" shall mean the Collateral Agency and
      -----------------------
Intercreditor Agreement dated as of August 1, 1998 among the Lessee, the Collateral Agent, the Owner Trustee, the Indenture Trustee, GATC, as Manager, GATC, as Insurance Manager and certain other Persons.

     "Investment Banker" shall mean an independent investment banking
      -----------------
institution of national standing appointed by the Lessee or, if the Indenture Trustee does not receive notice of such appointment at least ten days prior to a scheduled prepayment date or if a Lease Event of Default under the Lease shall have occurred and be continuing, appointed by the Indenture Trustee.

     "Late Payment Interest" shall mean (i) in the case of the Accumulated
      ---------------------
Equity Deficiency Amount, interest at the Late Rate, (ii) in the case of that portion of any overdue payment of Stipulated Loss Value or Termination Value that is in excess of the principal amount of the Equipment Notes then outstanding and which are allocated to the Units with respect to which such payment is made, interest at the Late Rate, (iii) in the case of a portion of overdue Basic Rent equal to any Payment Deficiency, interest at a rate equal to the sum of the Debt Rate and the rate specified in the definition of "Late Payment Premium," (iv) in the case of any interest referred to in clause (iii) of this definition or any Late Payment Premium that is overdue, interest at the rate specified in the definition of "Late Payment Premium," and (v) in respect of any other overdue amount, including, without limitation, in the case of the Equipment Notes and Basic Rent in respect thereof, interest at the Default Rate.

     "Late Payment Premium" shall mean, with respect to any Payment Deficiency
      --------------------
to which a Late Payment Premium is payable on a Payment Date, an amount of interest (computed on the basis of a 360-day year of twelve 30-day months) on the Payment Deficiency, for the period from and including the Payment Date immediately preceding such Payment Date to but excluding such Payment Date, at a rate equal to 1.5% per annum.

     "Late Rate" shall mean an interest rate per annum equal to the Debt Rate
      ---------
plus 1.5% per annum.

     "Lease" or "Lease Agreement" or "Equipment Lease" shall mean the Equipment
      -----      ---------------      ---------------
Lease Agreement (1998-1), relating to the Equipment, dated as of August 1, 1998, between the Owner Trustee, in the capacities described therein, as Lessor, and the Lessee. The term "Lease" shall, except where the context otherwise
                       -----
requires, include each Lease Supplement entered into pursuant to the terms of the Lease.

     "Lease Default" shall mean a Lease Event of Default or an event which, with
      -------------
notice or passage of time or both, would become a Lease Event of Default.

     "Lease Event of Default" shall have the meaning assigned thereto in Section
      ----------------------
14 of the Lease.

     "Lease Supplement" shall mean a Lease Supplement (1998-1), dated the
      ----------------
Closing Date or the date that any Replacement Unit is subjected to the Lease, substantially in the form of Exhibit A to the Lease, between the Lessor and the Lessee, covering the Units delivered on the Closing Date or such Replacement Unit, as the case may be. A "related" Lease Supplement, when used with respect
                              -------
to any Unit or Units, shall mean the Lease Supplement under which such Unit or Units is or are leased.

     "Lease Term" shall mean, with respect to any Unit, the Basic Term
      ----------
applicable to such Unit and any Renewal Term applicable to such Unit then in effect.

     "Lessee Agreements" shall mean the Operative Agreements to which the Lessee
      -----------------
is or will be a party.

     "Lessor" shall have the meaning assigned thereto in the recitals to the
      ------
Lease.

     "Lessor's Lien" means any Lien affecting, on or in respect of, the
      -------------
Equipment, the Lease or any other part of the Trust Estate arising as a result of (i) claims against the Lessor (in its individual capacity or as Owner Trustee) or the Owner Participant, in each case unrelated to the transactions contemplated by the Operative Agreements, or (ii) acts or omissions of the Lessor (in its individual capacity or as Owner Trustee) or the Owner Participant, in each case unrelated to the transactions contemplated by the Operative Agreements or in breach of any covenant or agreement of such Person set forth in any of the Operative Agreements, or (iii) taxes imposed against the Lessor (in its individual capacity or as Owner Trustee) or the Owner Participant or the Trust Estate which are not required to be indemnified against by the Lessee pursuant to the Participation Agreement or under the Tax Indemnity Agreement.

     "Lien" shall mean any mortgage, pledge, security interest, lien,
      ----
encumbrance, lease, disposition of title or other charge of any kind on property.

     "Limited Use Property" shall have the meaning set forth in Rev. Proc. 76-
      --------------------
30, 1976-2 C.B. 647.

     "Loan Participant" shall mean and include each registered holder from time
      ----------------
to time of an Equipment Note issued under the Indenture, including, so long as it holds any Equipment Notes issued thereunder, the Pass Through Trustee under the Pass Through Trust Agreement.

     "Loan Participant's Commitment" shall have the meaning assigned thereto in
      -----------------------------
Section 2.2(b) of the Participation Agreement.

     "Lockbox" shall have the meaning assigned thereto in Section 6.2(a) of the
      -------
Management Agreement.

     "Lockbox Agreement" shall mean the agreement by and between GATC, as
      -----------------
Trustee for itself, individually, General American Railcar Corporation II, and the Lockbox Bank.

     "Lockbox Bank" shall have the meaning assigned thereto in Section 6.2(a) of
      ------------
the Management Agreement.

     "Majority In Interest" shall mean, as of a particular date of determination
      --------------------
and with respect to any action or decision of the holders of the Equipment Notes, the holders of more than 50% of the aggregate unpaid principal amount of the Equipment Notes, if any, then outstanding which are affected by such decision or action, excluding any Equipment Notes held by the Owner Participant or the Lessee or an Affiliate of the Owner Participant or the Lessee unless all Equipment Notes are so held.

     "Make-Whole Amount" shall mean, with respect to the principal amount of any
      -----------------
Equipment Note to be prepaid on any prepayment date, the amount which the Investment Banker determines as of the third Business Day prior to such prepayment date to equal the product obtained by multiplying (a) the excess, if any, of (i) the sum of the present values of all the remaining scheduled payments of principal and interest, based upon Scheduled Amortization, from the prepayment date to the Scheduled Maturity Date of such Equipment Note, discounted monthly on the day of each month at a rate equal to the Treasury Rate plus [.15]%, based upon a 360-day year of twelve 30-day months, over (ii) the aggregate unpaid principal amount of such Equipment Note , based upon Scheduled Amortization, plus any accrued but unpaid interest thereon by (b) a fraction, the numerator of which shall be the aggregate unpaid principal amount of such Equipment Note to be prepaid on such prepayment date and the denominator of which shall be the aggregate unpaid principal amount of such Equipment Note; provided that the aggregate unpaid principal amount of such Equipment Note for
--------
the purpose of clause (a)(ii) and (b) of this definition shall be determined after deducting the principal installment, if any, due on such prepayment date.

     "Management Agreement" shall mean the Operation, Maintenance, Servicing and
      --------------------
Remarketing Agreement dated as of August 1, 1998 between the Company and the Manager.

     "Management Fee" shall have the meaning assigned thereto in Section 5.1 of
      --------------
the Management Agreement.

     "Manager" shall mean General American Transportation Corporation, a New
      -------
York corporation, and any Successor Manager under the Management Agreement.

     "Manager Agreements" shall mean the Operative Agreements to which the
      ------------------
Manager is or is to be a party.

     "Manager's Cost" shall have the meaning assigned thereto in Section 5.4(a)
      --------------
of the Management Agreement.

     "Manager's Fleet" shall have the meaning assigned thereto in Section 2.2(j)
      ---------------
of the Management Agreement.

     "Marks Company" shall have the meaning assigned thereto in Section 6.4 of
      -------------
the Management Agreement.

     "Minimum Units" shall mean 100 Units (or, if less than 100 Units are then
      -------------
subject to the Lease or being stored pursuant to the terms of the Lease, all Units).

     "Modification" shall have the meaning assigned thereto in Section 9.2 of
      ------------
the Lease.

     "Net Economic Return" shall mean the anticipated net after-tax yield and
      -------------------
total after-tax cash flow expected by the original Owner Participant with respect to the Equipment (both through the Early Purchase Date and the Basic Term Expiration Date), utilizing the multiple investment sinking fund method of analysis and the same assumptions as used by such Owner Participant in making the computations of Basic Rent, Stipulated Loss Value and Termination Value, terms of Equipment Notes and Early Purchase Price initially set forth in Schedules 3, 4, 5 and 6 to the Participation Agreement.

     "Non-Shared Payments Account" shall be the Account specified in Section 3.1
      ---------------------------
of the Intercreditor Agreement.

     "Non-Severable Modification" shall mean any Modification that is not
      --------------------------
readily removable without impairing, other than in a de minimis respect, the
                                                     ----------
value, utility or remaining useful life of the Equipment or any Unit immediately prior to removal of such modification.

     "Notice of Delivery" shall have the meaning assigned thereto in Section
      ------------------
2.3(a) of the Participation Agreement.

     "Officer's Certificate" shall mean a certificate signed (i) in the case of
      ---------------------
a corporation, by the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such corporation, (ii) in the case of a partnership, by the Chairman of the Board, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner, (iii) in the case of a commercial bank or trust company, by the Chairman or Vice Chairman of the Executive Committee or the Treasurer, any Trust Officer, any Vice President, any Executive or Senior or Second or Assistant Vice President, or any other officer or assistant officer customarily performing the functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject, and (iv) in the case of a limited liability company, any manager thereof and any President, Managing Director or Vice President thereof.

     "Operative Agreements" shall mean the Transfer and Contribution Agreement,
      --------------------
the GATC Bill of Sale, the Participation Agreement, the Bill of Sale, the Trust Agreement, the Pass Through Trust Agreement, the Pass Through Trust Supplements, the Pass Through Certificates, the Equipment Notes, the Lease, the Lease Supplements, the Indenture, the Indenture Supplements, the Tax Indemnity Agreement, the Intercreditor Agreement, the Purchase Agreement, the Management Agreement, the Insurance Agreement, the Insurance Letter and the Lockbox Agreement.

     ["Other Leases" means (i) the Equipment Lease Agreement (1998-2) dated as
       ------------
of August 1, 1998 between the Lessee and [Owner Trustee], not in its individual capacity but solely as Owner Trustee under a Trust Agreement dated as of [_________], 1998 with [______________________], and (ii) the Equipment Lease
Agreement (1998-3) dated as of August 1, 1998 between the Lessee and [Owner Trustee], not in its individual capacity but solely as Owner Trustee under a Trust Agreement dated as of [_____________], 1998 with [__________________].

     "Outside Renewal Date" shall have the meaning assigned thereto in Section
      --------------------
22.5 of the Lease.

     "Owner Participant" shall mean [Owner Participant], a [__________________],
      -----------------
and its successors and permitted assigns.

     "Owner Participant Agreements" shall mean the Operative Agreements to which
      ----------------------------
the Owner Participant is or will be a party.

     ["Owner Participant Parent Guarantee" shall mean that certain Guarantee
       ----------------------------------
(1998-1) dated as of August 1, 1998 executed by [Owner Participant Parent] in favor of the Lessee, GATC, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee.]

     "Owner Participant's Commitment" shall have the meaning assigned thereto in
      ------------------------------
Section 2.2(a) of the Participation Agreement.

     "Owner Trustee" shall mean [Owner Trustee,] not in its individual capacity
      -------------
but solely as Owner Trustee under the Trust Agreement and its successors thereunder.

     "Owner Trustee Agreements" shall mean the Operative Agreements to which the
      ------------------------
Owner Trustee, either in its individual or fiduciary capacity, is or will be a party.

     ["Owner Trustee Parent Guarantee" shall mean that certain Guarantee (1998-
       ------------------------------
1) dated as of August 1, 1998 executed by Owner Trustee Parent, in favor of the Lessee, GATC, the Owner Participant, the Indenture Trustee and the Pass Through Trustee.]

     "Parent" means GATX Corporation, a New York corporation.
      ------

     "Participants" shall mean, collectively, the Loan Participant and the Owner
      ------------
Participant.

     "Participation Agreement" shall mean the Participation Agreement (1998-1)
      -----------------------
dated as of August 1, 1998, among the Lessee, the Manager, the Pass Through Trustee, the Owner Participant, the Owner Trustee and the Indenture Trustee.

     "Pass Through Certificates" or "Certificates" shall mean the Pass Through
      -------------------------      ------------
Certificates issued pursuant to each of the Pass Through Trust Supplements and the Pass Through Trust Agreement.

     "Pass Through Trust Agreement" shall mean the Pass Through Trust Agreement,
      ----------------------------
dated as of August 1, 1998, between the Lessee and the Pass Through Trustee.

     "Pass Through Trust Estate" shall mean the Trust (as defined in the Pass
      -------------------------
Through Trust Agreement) created by the Pass Through Trust Supplement.

     "Pass Through Trust Supplement" shall mean Trust Supplement No. 1 dated
      -----------------------------
______________, 1998 between the Lessee and the Pass Through Trustee, which supplements the Pass Through Trust Agreement (i) by creating a separate trust for the holders of certain Pass Through Certificates, (ii) by authorizing the issuance of such Pass Through Certificates and (iii) by establishing the terms of such Pass Through Certificates.

     "Pass Through Trustee" shall mean The First National Bank of Chicago, in
      --------------------
its capacity as trustee under the Pass Through Trust Agreement, as supplemented by the Pass Through Trust Supplements, and each other Person which may from time to time act as successor trustee under the Pass Through Trust Agreement, as supplemented by the Pass Through Trust Supplement.

     "Pass Through Trustee Agreements" shall mean the Operative Agreements to
      -------------------------------
which the Pass Through Trustee is or will be a party.

     "Payment Account" shall have the meaning assigned thereto in Section 6.4(c)
      ---------------
of the Indenture.

     "Payment Date" shall mean the __ day of each month through and including
      ------------
the Rated Maturity Date, commencing ___________, 1998, provided that if any such date shall not be a Business Day, then "Payment Date" shall mean the next
                                        ------------
succeeding Business Day; provided, however, that interest and Late Payment
                         --------  -------
Premium payable on such Payment Date, and all other calculations as of such Payment Date, shall be computed as of the date which would have been a Payment Date if such date were a Business Day.

     "Payment Deficiency" shall have the meaning assigned thereto in Section 2.2
      ------------------
of the Indenture.

     "Permitted Liens" shall mean:  (i) the interests of the Lessee and the
      ---------------
Owner Trustee under the Lease and the Lease Supplements; (ii) the interest of the Lessee and any sublessee as provided in any Permitted Sublease; (iii) any Liens for taxes, assessments, levies, fees and other governmental and similar charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there exists no material risk of sale, forfeiture, loss, or loss of or interference with use or possession of any Unit or interference with the payment of Rent; (iv) any Liens of mechanics, suppliers, materialmen, laborers, employees, repairmen and other like Liens arising in the ordinary course of Lessee's (or if a sublease is then in effect, any sublessee's) business securing obligations which are not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there exists no material risk of sale, forfeiture, loss, or loss of or interference with use or possession of any Unit or interference with the payment of Rent; (v) the Lien granted to the Indenture Trustee under and pursuant to the Indenture, and the respective rights of the Loan Participant, the Indenture Trustee, the Owner Participant and the Owner Trustee under the Operative Agreements; (vi) Liens arising out of any judgment or award against the Lessee (or any sublessee permitted pursuant to Section 8.3 of the Lease) with respect to which an appeal or proceeding for review is being presented in good faith and for the payment of which adequate reserves have been provided as required by generally accepted accounting principles or other appropriate provisions have been made and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and there exists no material risk of sale, forfeiture, loss, or loss of or interference with the use or possession of any Unit or any interest therein or interference with the payment of Rent, and (vii) salvage rights of insurers under insurance policies maintained pursuant to Section 12 of the Lease.

     "Permitted Subleases" shall have the meaning assigned thereto in Section
      -------------------
8.3 of the Lease.

     "Person" shall mean an individual, partnership, limited liability company,
      ------
corporation, trust, association or unincorporated organization, and a government or agency or political subdivision thereof.

     "Premium" shall mean any Make-Whole Amount and any Late Payment Premium
      -------
payable pursuant to the Indenture.

     "Prepaid Amount" shall mean, at any Payment Date, the aggregate principal
      --------------
amount that was prepaid, if any, pursuant to Section 2.10 of the Indenture prior to and including such Payment Date.

     "Prepayment" shall mean a prepayment of outstanding principal under the
      ----------
Equipment Notes in accordance with Section 2.10 of the Indenture at any Payment Date.

     "Prepayment Multiplier" shall mean, at any Payment Date, a fraction, the
      ---------------------
numerator of which shall be the aggregate Equipment Cost of all Units then included in the Indenture Estate as of such Payment Date (excluding the Equipment Cost of any Excluded Unit) and the denominator of which shall be the aggregate Equipment Cost of all Units originally included in the Indenture Estate as of the Closing Date.

     "Pricing Date" shall mean the date on which the Purchase Agreement is
      ------------
executed and delivered by the Lessee and the Underwriters.

     "Projected Coverage Ratio" as of any Calculation Date (as defined in the
      ------------------------
Intercreditor Agreement), shall mean the ratio of (i) the sum of projected Available Amounts (as defined in the Intercreditor Agreement) for the six-month period immediately succeeding such Calculation Date to (ii) the sum of Basic Rent due or to become due and payable on the six consecutive Rent Payment Dates which occur following such Calculation Date, as such amounts are certified to by an officer's certificate signed by an authorized representative of each of the Company and the Manager.

     "Prospectus" shall mean the Prospectus dated August __, 1998 relating to
      ----------
the offering of the Pass Through Certificates.

     "Rated Amortization" shall mean the amount of principal of the Equipment
      ------------------
Notes specified for each Payment Date set forth in Annex A to the Indenture.

     "Rated Amortization Amount" shall mean, at any Payment Date, the excess, if
      -------------------------
any, of (i) the product of (A) the sum of all amounts specified in Annex A to the Indenture as Rated Amortization opposite the respective dates occurring on or before such Payment Date and (B) the Prepayment Multiplier, over (ii) the sum of the Adjusted Payment Amount for each Adjusted Principal Period prior to such Payment Date.

     "Rated Maturity Date" shall mean ____________, 20__.
      -------------------

     "Rated Obligations Due" shall mean, at any Payment Date, the sum of (a) the
      ---------------------
Rated Amortization Amount at such Payment Date plus (b) accrued and unpaid
                                               ----
Regular Interest that is due and payable on such Payment Date (computed on the basis of [a 360-day year of twelve 30-day months]).

     "Rating Agencies" shall mean, at any time, Standard & Poor's Ratings Group,
      ---------------
a division of McGraw Hill, Inc. and Moody's Investors Service, Inc., or any successor to any such corporation's business of rating securities which is then providing a rating for the Pass Through Certificates.

     "Refunding Date" shall have the meaning assigned thereto in Section 10.2(a)
      --------------
of the Participation Agreement.

     "Regular Interest" shall mean interest on the unpaid portions of the
      ----------------
principal amounts of the outstanding Equipment Notes (computed on the basis of [a 360-day year of twelve 30-day months]).

     "Reimbursable Services" shall have the meaning assigned thereto in Section
      ---------------------
5.4 of the Management Agreement.

     "Related Indemnitee Group" shall have the meaning assigned thereto in
      ------------------------
Section 7.2(b) of the Participation Agreement.

     ["Related Transactions" shall mean the additional leveraged lease
       --------------------
transactions evidenced by the Other Leases and with respect to which the Pass Through Trustee has agreed to acquire the related equipment notes.]

     "Remaining Weighted Average Life" shall mean, with respect to any date of
      -------------------------------
prepayment or any date of determination of any Equipment Note, the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining principal payment on such Equipment Note (assuming that after such date, principal payments are made only in the Scheduled Amortization Amounts) by (ii) the number of days from and including the prepayment date or date of determination to but excluding the scheduled payment date of such principal payment by (b) the unpaid principal amount of such Equipment Note.

     "Renewal Term" shall mean, with respect to any Unit, any term in respect of
      ------------
which the Lessee shall have exercised its option to renew the Lease for such Unit pursuant to Section 22.4 thereof, [including any Fixed Rate Renewal Term] or in respect of which the Lease Term has been deemed to have been renewed as provided in Section 22.7 of the Lease.

     "Rent" shall mean all Basic Rent and Supplemental Rent.
      ----

     "Rent Payment Date" or "Payment Date" shall mean the [__] day of each month
      -----------------      ------------
occurring during the Lease Term, commencing [_____________], 1998, provided that if any such date shall not be a Business Day, then "Rent Payment Date" or "Payment Date" shall mean the next succeeding Business Day.

     "Replacement Unit" shall mean a covered hopper car or tank car, as the case
      ----------------
may be, which shall have been leased under the Lease pursuant to Section 11.4 of the Lease.

     "Required Modification" shall have the meaning assigned thereto in Section
      ---------------------
9.1 of the Lease.

     "Responsible Officer" shall mean, with respect to the subject matter of any
      -------------------
covenant, agreement or obligation of any party contained in any Operative Agreement, the President, or any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or other officer, who in the normal performance of his or her operational responsibility would have knowledge of such matter and the requirements with respect thereto; and when used in connection with the Lessee, "Responsible Officer" shall include any such officer of the Manager or the Insurance Manager acting on behalf of the Lessee under the Management Agreement or the Insurance Agreement, as the case may be.

     "Scheduled Amortization" shall mean the amount of principal of the
      ----------------------
Equipment Notes specified for each Payment Date set forth in Annex B to the Indenture.

     "Scheduled Amortization Amount" shall mean, at any Payment Date, the
      -----------------------------
excess, if any, of (i) the product of (A) the sum of all amounts specified in Annex B to the Indenture as Scheduled Amortization opposite the respective dates occurring on or before such Payment Date and (B) the Prepayment Multiplier, over
(ii) the sum of the Adjusted Payment Amount for each Adjusted Principal Period prior to such Payment Date.

     "Scheduled Obligations Due" shall mean, at any date, an amount equal to the
      -------------------------
excess, if any, of (i) the Scheduled Amortization Amount at such date over (ii) the Rated Amortization Amount at such date.

     "Scheduled Closing Date" shall have the meaning assigned thereto in Section
      ----------------------
2.7(b) of the Participation Agreement.

     "Security" shall have the meaning assigned thereto in Section 2(1) of the
      --------
Securities Act of 1933, as amended.

     "Services Standard" shall have the meaning assigned thereto in Section 2.2
      -----------------
of the Management Agreement.

     "Servicing Agreement" shall mean the Management and Servicing Agreement
      -------------------
dated as of [___________, 1998] between GATC and the Marks Company.

     "Severable Modification" shall mean any Modification that is readily
      ----------------------
removable without causing material damage to the Equipment or any Unit and without diminishing, other than in a de minimis respect, the value, utility or
                                     ----------
useful life of such Unit below the value, utility or useful life of such Unit immediately prior to such Modification, assuming that such Unit was then in the condition required to be maintained by the terms of the Lease.

     "Special Purchase Defeasance" shall mean, with respect to any election by
      ---------------------------
the Lessee to purchase Units under Section 22.1 or 22.3 of the Lease, the deposit by the Lessee with the Indenture Trustee prior to the date as of which the Lessor shall have declared the Lease to be in default as a result of a Lease Event of Default under Section 14(c), 14(d), 14(e), 14(f) or 14(i) of the Lease (in circumstances where such Lease Event of Default occurs after the date of the Lessee's notice to purchase under Section 22.1 or 22.3 but before the Early Purchase Date or the expiration of the Basic Term or any Renewal Term, as applicable), of an amount sufficient to pay (i) the Early Purchase Price, together with all other amounts due and owing by the Lessee under the Operative Agreements, with respect to those Units which the Lessee has elected to purchase on the Early Purchase Date under Section 22.1 of the Lease, or (ii) the Fair Market Sales Value or Basic Term Purchase Price, together with all other amounts due and owing by the Lessee under the Operative Agreements, with respect to those Units which the Lessee has elected to purchase at the expiration of the Basic Term or any Renewal Term, as applicable, under Section 22.3 of the Lease. All amounts deposited by the Lessee with the Indenture Trustee in connection with a Special Purchase Defeasance shall be held and invested by the Indenture Trustee in accordance with Section 6.4(b) of the Indenture pending consummation of the purchase of the related Units on the Early Purchase Date or upon the expiration of the Basic Term or the related Renewal Term, as applicable.

     "Specified Investments" (i) direct obligations of, and obligations fully
      ---------------------
guaranteed as to timely payment by, the United States of America (having remaining maturities of no more than the number of remaining days until the next Monthly Transfer Date), (ii) commercial paper (having remaining maturities of no more than the number of days remaining until the next [Monthly Transfer Date] having, at the time of the investment or contractual commitment to invest therein, a rating from each Rating Agency in its highest investment category),
(iii) a Guaranteed Investment Contract (a "GIC") from an [Acceptable GIC]
                                           ---
provider, (iv) a GIC provided by GATX, provided that such obligations are supported by an [Acceptable Letter of Credit], (v) investments in funds rated in the highest investment category by each Rating Agency and (vi) repurchase agreements and similar short term instruments.

     "STB" shall mean the Surface Transportation Board of the United States
      ---
Department of Transportation, or any successor thereto.

     "Stipulated Loss Value" for any Unit as of any date of determination shall
      ---------------------
mean the amount determined by multiplying the Equipment Cost for such Unit by the percentage set forth in Schedule 4 to the Participation Agreement opposite the Rent Payment Date on which such Stipulated Loss Value is being determined; provided that during any Renewal Term, "Stipulated Loss Value" shall be determined as provided in Section 22.6 of the Lease. Notwithstanding anything to the contrary contained in the Lease or in the Participation Agreement, Stipulated Loss Value for such Unit (both before and after any adjustment pursuant to Section 2.6 of the Participation Agreement) will, under any circumstances and in any event, be an amount which, together with any other amounts required to be paid by the Lessee under the Lease in connection with an Event of Loss, will be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal of the Equipment Notes issued in respect of such Unit, together with all unpaid interest, Late Payment Premium and Make-Whole Amount, if any, thereon accrued to the date on which such amount is paid in accordance with the terms hereof and all other amounts then due to the holders of the Equipment Notes.

     "Storage Period" shall have the meaning assigned thereto in Section
      --------------
6.1(c)(i) of the Lease.

     "Storage Period Commencement Date" shall have the meaning assigned thereto
      --------------------------------
in Section 6.1(c)(i) of the Lease.

     "Sublease Payments" shall mean all amounts paid or payable by or on behalf
      -----------------
of, or credited to, the Company under, or in respect of, a Car Service Contract, including, without limitation, all service charges, rentals, excess mileage charges, delivery costs reimbursed by the Customer and cancellation or penalty payments, as well as all amounts paid or payable by the Customer as reimbursement, indemnity, fees or commissions, or on account of assumed financial responsibility or liability or otherwise.

     "Sublessees" shall mean the lessees under Permitted Subleases.
      ----------

     "Subsidiary" of any Person shall mean any corporation, association, or
      ----------
other business entity of which more than 50% (as determined by reference to the total number of votes) of the voting stock outstanding at the time of determination shall at such time be owned, directly or indirectly, by such Person or by any other corporation, association or trust which is itself a Subsidiary within the meaning of this definition, or collectively by such Person and any one or more such Subsidiaries.

     "Successor Lockbox Trustee" shall have the meaning assigned thereto in
      -------------------------
Section 6.3 of the Management Agreement.

     "Successor Manager" shall have the meaning assigned thereto in Section 8.4
      -----------------
of the Management Agreement.

     "Super-Majority in Interest" as of a particular date of determination shall
      --------------------------
mean with respect to any action or decision of the holders of the Equipment Notes, the holders of 100% of the aggregate unpaid principal amount of the Equipment Notes, if any, then outstanding, excluding any Equipment Notes held by the Owner Participant or the Lessee or an Affiliate of the Owner Participant or the Lessee.

     "Supplemental Rent" shall mean all amounts, liabilities and obligations
      -----------------
(other than Basic Rent) which the Lessee is obligated to pay under the Operative Agreements to or on behalf of any of the other parties thereto, including, but not limited to, Termination Value and Stipulated Loss Value payments.

     "Tax Indemnitee" shall have the meaning assigned thereto in Section 7.1 of
      --------------
the Participation Agreement.

     "Tax Indemnity Agreement" shall mean the Tax Indemnity Agreement (1998-1)
      -----------------------
dated as of August 1, 1998 between GATC and the Owner Participant.

     "Taxes" shall have the meaning assigned thereto in Section 7.1(b) of the
      -----
Participation Agreement.

     "Terminated Units" shall have the meaning assigned thereto in Section 10.1
      ----------------
of the Lease.

     "Termination Date" shall have the meaning assigned thereto in Section 10.1
      ----------------
of the Lease.

     "Termination Value" for any Unit as of any date of determination shall mean
      -----------------
the amount determined by multiplying the Equipment Cost for such Unit by the percentage set forth in Schedule 4 to the Participation Agreement opposite the Rent Payment Date on which such Termination Value is being determined; provided
                                                                       --------
that during any Renewal Term, "Termination Value" shall be determined as provided in Section 22.6 of the Lease. Notwithstanding anything to the contrary contained in the Lease or in the Participation Agreement, Termination Value for such Unit (both before and after any adjustment pursuant to Section 2.6 of the Participation Agreement) will, under any circumstances and in any event, be an amount which, together with any other amounts required to be paid by the Lessee under the Lease in connection with such termination, will be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal of the Equipment Notes issued in respect of such Unit, together with all unpaid interest, Late Payment Premium and Make-Whole Amount, if any, thereon accrued to the date on which such amount is paid in accordance with the terms thereof and all other amounts then due to the holders of the Equipment Notes.

     "Total Equipment Cost" shall mean the sum of the Equipment Costs for each
      --------------------
Unit.

     "Total Managed Fleet" shall mean the Manager's Fleet and the Company Fleet.
      -------------------

     "Transaction Costs" shall have the meaning assigned thereto in Section
      -----------------
2.5(a) of the Participation Agreement.

     "Transfer and Contribution Agreement" shall mean the Transfer and
      -----------------------------------
Contribution Agreement dated as of August 1, 1998 between GATC and the Company.

     "Transferee"  shall have the meaning assigned thereto in Section 6.1(a) of
      ----------
the Participation Agreement.

     "Treasury Rate" shall mean with respect to prepayment of each Equipment
      -------------
Note, a per annum rate (expressed as a monthly equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield), determined to be the per annum rate equal to the monthly yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), as published in H.15(519)). H.15(519) means "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) means the latest H.15(519) which is published prior to the close of business on the third Business Day preceding the scheduled prepayment date.

     "Trust" shall mean the trust created under the Trust Agreement.
      -----

     "Trust Agreement" shall mean that certain Trust Agreement (1998-1), dated
      ---------------
as of August 1, 1998, between the Owner Participant and [Owner Trustee].

     "Trust Estate" shall have the meaning assigned thereto in Section 2.2 of
      ------------
the Trust Agreement.

     "Trustee" shall mean each of the Owner Trustee, the Indenture Trustee or
      -------
the Pass Through Trustee, and "Trustees" shall mean the Owner Trustee, Indenture
                               --------
Trustee and the Pass Through Trustee, collectively.

     "Underwriters" shall mean Salomon Brothers Inc. and Morgan Stanley & Co.
      ------------
Incorporated.

     "Underwriting Agreement" shall mean that certain Purchase Agreement between
      ----------------------
the Lessee and the Underwriters, relating to the sale and purchase of the Pass Through Certificates.

     "Unit" shall mean each unit or item of Equipment.
      ----

     "Unit Monthly Fee" shall have the meaning assigned thereto in Section
      ----------------
5.2(b) of the Management Agreement.